UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2011

Isdera North America, Inc
(Exact name of registrant as specified in its charter)

Nevada	000-52844	11-288589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room 9B Block 1, Xintuo Garden No.1 Street, Shixia Bei, Futian District
Shenzhen, P.R. China 518000
 (Address of principal executive offices including postal code)

(86) 137-2373-7042
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, references to "Isdera,"the “Company,” the “Registrant,” “we,” “our,” or “us” refer to Isdera North America, Inc. and its subsidiaries following the Acquisition hereinafter described, unless the context otherwise requires. References to “Renminbi” and “RMB” are to the official currency of the People’s Republic of China (“PRC” or “China”).

Cautionary Note Concerning Forward-Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations of such terminology, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements.  Such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

☐	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;
☐	Our ability to raise capital when needed and on acceptable terms and conditions;
☐	The intensity of competition; and
☐	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Item 1.01  Entry into a Material Definitive Agreement.

On February 22, 2011, Isdera entered into a Share Exchange Agreement dated February 22, 2011 (the “Exchange Agreement”) with Fantaly Travel Holdings Group Limited, a British Virgin Islands company (“FTHG”), and the shareholders of FTHG (hereinafter identified as the “FTHG Shareholders”), pursuant to which Isdera acquired all of the outstanding shares of FTHG in exchange for the issuance of 25,715,600 shares of the common stock of Isdera, or approximately 85.72% of the outstanding shares of the common stock of Isdera. Following the consummation of the transaction, FTHG became a wholly-owned subsidiary of Isdera.

FTHG, organized under the laws of the British Virgin Islands, is a holding company which through its subsidiaries operates a travel agency and travel services business from Shenzhen, PRC.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On February 22, 2011, pursuant to the term of the Exchange Agreement, we acquired all of the outstanding shares of FTHG in exchange for the issuance of 25,715,600 shares of our common stock, or approximately 85.72% of our outstanding shares of common stock (the "Acquisition").

As a result of the Acquisition, FTHG has become our wholly owned subsidiary, with the FTHG Shareholders acquiring approximately 85.72% of our outstanding shares of common stock, effectively obtaining operational and management control of Isdera and, by virtue of the Acquisition, we have entered into the travel agency and travel services business in the People’s Republic of China, as more specifically described hereinafter.

FTHG is a holding company that acquired all of the outstanding stock of Link Top Corporation Limited (“LTCL”) on November 26, 2010. LTCL, a Hong Kong corporation, is a holding company that acquired all of the outstanding stock of Shenzhen Feilaifa Aviation Service Co. Ltd. (“FeiLaiFa”) on November 25, 2010.  Zao Jie Fang, Lian Li Xiong, You Ming Xiong, Zu Yin Xu, Zao Rong Fang, Ai Bao Yang, Mao Chun Tang, Qiu Hui Tang, Zu Hui Qin, Qiong Yao Zhai, Yong Fang Xie, Chun Hua Feng, Da Qiu Feng, Yue Fang Xu, Chuan Gen Mo, Bing Liu, Yue Ying Xu, Giant Fortune Investment Management Limited, First Inventor Limited, Anpak Investment Litmited, Multi Union Far East Limited, New Bright Far East Limited, Great Plus International Limited, Beauty Way International Limited, and Bloom View Investments Limited were FTHG’s shareholders (the “FTHG Shareholders”) who, by virtue of the Acquisition, have become our shareholders.

 Chun Jiao Xu, Xiao Ming Tang, and Min Yi are the directors of FTHG, positions they have held since November 2010. In addition, Zhi Hai Peng and Songtao Liu are, respectfully, Chief Executive Officer and Chief Financial Officer of FTHG, and have been since November 2010. Ms. Liu and Mr. Peng are among our officers. Chun Jiao Xu, Xiao Ming Tang, and Min Yi were beneficial shareholders of FTHG prior to the Acquisition and have become our shareholders by virtue of it. See, "Security Ownership of Certain Beneficial Owners and Management, and "Directors and Executive Officers, Promoters and Control Persons," elsewhere herein.

Shenzhen Feilaifa Aviation Service Co. Ltd. is a growing travel services provider based in Shenzhen, PRC, that engages in hotel reservation, air-ticket booking, national and international travel and tourism packaged services, and map and daily convenience services, throughout the PRC, via the Internet (website address: www.96978.cn) and through customer service representatives. Shenzhen Feilaifa Aviation Service Co. Ltd., is generally known by, and conducts business in China under the name “FeiLaiFa.”

Pursuant to the terms of the Exchange Agreement, in exchange for their shares in FTHG, the FTHG Shareholders received an aggregate of 25,715,600 shares of our common stock, to be divided proportionally among the FTHG Shareholders in accordance with their respective ownership interests in FTHG.

Our Chairman, Xiao Ming Tang, was one of our shareholders prior to the Acquisition and also was the President, CEO, and largest shareholder of Bloom View Investments, Ltd., which is now our largest shareholder by virtue of the Acquisition.

As contemplated by the Exchange Agreement, our Board of Directors has adopted an amendment to our Articles of Incorporation, subject to shareholder approval, to change our corporate name to Fantaly Travel Holdings Group Ltd.  The approval of our name change by our shareholders will require compliance with the laws of the state of Nevada and applicable regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors will determine the timing of our compliance with these laws and regulations.

We were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the consummation of the Acquisition.  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, for the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Acquisition.

For accounting purposes, since the owners of FeiLaiFa own the majority of the shares of our common stock, and control our operating policies, the Acquisition was accounted for as a reverse acquisition, and accordingly the Acquisition has been treated as a recapitalization of Isdera with FTHG as the acquirer. Consequently, the historical financial statements of FTHG are now the historical financial statements of Isdera. The financial statements of FTHG's operating subsidiary are set forth in Item 9.01 (a) of this report.  On the date of the Acquisition, we were considered a public shell and, accordingly, the Aquisition was not considered a business combination. For pro forma financial information see Item 9.01 (b) of this report.

As a result of the Acquisition and subject to shareholder approval of the amendment to the Registrant’s Articles of Incorporation changing our name to Fantaly Travel Holdings Group Ltd., the organizational structure of the Registrant is as follows:

Fantaly Travel Holdings Group Ltd. (presently Isdera North America, Inc.)

100%
‚
Fantaly Travel Holdings Group Ltd. (BVI)

100%
‚
Link Top Corporation Ltd. (HK)

4	(Outside China)
‚

(Inside China)
100%

Shenzhen Feilaifa Aviation Service Co., Ltd. (CN)

Description of Business

Isdera North America, Inc.’s Pre-Acquisition History

Isdera North America, Inc. is a Nevada corporation (formerly a New York corporation) that prior to the acquisition was in the development stage and had no operations.

On October 12, 2007, Cosell Investments, Ltd. ("Cosell") acquired from two of our then Shareholders, Kingsgate Development, Ltd. and Eastern Glow Investments, Ltd., 1,495,400,shares of our common stock, representing approximately 34.9% of the issued and outstanding shares of our common stock, pursuant to the terms and subject to the conditions of a Stock Purchase Agreement dated as of October 4, 2007. Immediately thereafter and pursuant to the terms of the Agreement, (i) Cosell’s nominee, Jing Jiang, was appointed to the Board of Directors, and (ii) Ruediger Albrecht tendered his resignation from the Board of Directors and as an officer of the Company. In addition, Jing Jiang was appointed as the Chairman, Chief Executive Officer, Chief Financial Officer, and Secretary of the Company.

On May 29, 2008, pursuant to approval granted by our shareholders we: (i) changed our state of incorporation from New York to Nevada (which became effective on June 16, 2008, through our merger into our wholly owned Nevada subsidiary formed for this purpose); (ii) amended our Articles of Incorporation to increase the number of our authorized shares of common stock from 50,000,000 shares to 500,000,000 shares; and, (iii) amended our Bylaws to change our fiscal year end from June 30 to December 31.

On February 22, 2011 we completed the above-described acquisition of FTHG as a result of which we have entered into the travel agency and travel services business in the PRC. (See, Item 2.01 above “Completion of Acquisition or Disposition of Assets.”) Henceforth our travel service business in the PRC will be conducted through FTHG’s subsidiary, Shenzhen Feilaifa Aviation Service Co., Ltd., known in the PRC as FeiLaiFa, a name used extensively in print, media, and Internet advertising.

We are a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act.

History of Shenzhen FeiLaiFa Aviation Service Co., Ltd.

The travel services we provide are offered through Shenzhen Feilaifa Aviation Service Co., Ltd. (“FeiLaiFa”). FeiLaiFa, was organized under the laws of China in December 1999, and passed the ISO9000-2000 quality control authentication during 2003. To provide a high level of services to its customers, FeiLaiFa, during 2004, FeilaiFa improved its software and hardware systems enabling the integration of its sales management network, call center, and customer management. FeiLaiFa also launched an online flight booking service and hotel reservation service.

Since its inception as a traditional flight booking agent service, FeiLaiFa has expanded its business into new service offerings such as chartered flights and hotel reservations.

As of the date of this report, FeiLaiFa has developed into a leading provider of travel related services in South China. It employs what we regard as several advanced software and hardware facilities, including a fiber optic digital network, internal local area network engineering, our call center, and a 24 hour national service reservation hotline. Feilaifa also established a computer interface with the airline ticket distribution center of the Civil Aviation Administration of China to achieve real time inquiry and booking capabilities.

Our Travel Service Business Conducted By and Through FeiLaiFa; Products and Services

Our new business is tourism-related services and is conducted in China through FeilaiFa. These services require several service platforms, such as a call center service, online Internet query and transaction platform, as well as walk-in locations. As a supplier of tourism-related service in South China, we combine the traditional tourism service with advanced technology in e-commerce to provide efficient and convenient services. Currently our core business is oriented toward hotel reservations and flight ticketing. However, we are working, through FeiLaiFa, to develop other related businesses, including vacation packages and business travel services.

Flight Ticketing

We act as a sales agent for both domestic and international airline logistics (passengers and cargos), including Hong Kong, Macau and Taiwan, and airline transportation (passengers). We are authorized, through FeiLaiFa, to conduct our business by the Civil Aviation Administration of China (CAAC) and the CAAC Central and Southern Regional Administration. We are an agent for all major airlines in China as well as many international airlines that operate flights originating in China.

We offer and service flight ticketing services through our call center, via our Internet website, and through physical business offices. Our call center operates from Shenzhen where we receive calls 24 hours per day from throughout China.  Our Internet service (website address: www.96978.cn) provides online inquiry and reservation services 24 hours per day and is available to Internet users anywhere in China. We operate four walk-in business offices located in Luohu, Baoan, Jichang and Shajin. Customers can call these offices or visit them in person during office hours.

We also serve travel agents who do not have sales agency qualification issued by the China National Tourism Administration.

We make flight reservations through China TravelSky Holding Company ("China TravelSky"), which is China’s only nationwide system for air ticket reservations. We issue and deliver air tickets using branch offices and a network of local agents throughout major cities in China, and via E-Tickets.

We also provide chartered flight services, where we commit to air carriers to sell all or part of the carrier’s airline tickets for particular destinations. By doing this we gain a price advantage as compared to the regular fare and sell these tickets to small-size or mid-size travel agencies.

Hotel Reservations

We act primarily as an agent in our hotel reservation transactions. We make room reservations based on customer inquiries, and upon the completion of a customer’s stay, we calculate our commissions, which are generally a percentage of the nightly hotel room rate or a fixed amount per room night. We also confirm the length of the customer’s stay. We pay no penalty to hotels for “no-shows” on confirmed reservations, although we are not paid any commission for such no-show reservations. Because we generally do not pre-purchase hotel rooms that we book for our customers, we do not carry significant inventory risk.

Commencing during 2008, we built a business relationship with China TravelSky respecting its hotel booking business through which we provide better services to our customers in making hotel reservations.

Our Suppliers and Customers

Our Suppliers

We act as an air transport sales agent. We strive to maintain good relationships with our travel suppliers. We are dependent on continued relationships with China TravelSky, to which we pay fees, for searches of airfares. We also are dependent on relationships with air carriers and other travel service providers. However, we don’t have any exclusive arrangement with any travel service suppliers. For the year ended December 31, 2009 our five largest suppliers were China TravelSky, Shenzhen Airlines, China Southern Airline Co., Ltd., Hainan Airlines, and China Easrtern Airlines. Our two largest suppliers being TravelSky Technology Ltd, at 20.41% and Shenzhen Airlines at 10.98% of total supplier purchases. Each of the remaining five largest supplies represent less than 10% of total supplier purchases.

For the nine months ended September 30, 2010, our top five suppliers were China TravelSky, Shenzhen Airlines, China Southern Airline Co., Ltd., Shenzhen Huate Aire Service Co., Ltd., and Shenzhen Baiyun Air Service Co., Ltd.  Our two largest suppliers, China TravelSky and Shenzhen Airlines, accounted for 62% and 9% of total supplier purchases respectively.  Each of the remaining top five suppliers accounted for less than 10% of total supplier purchases.

Our Customers

Our customers include both individuals and other travel agency companies. We strive to maintain loyal customers by creating customer profiles that provide future sales and marketing opportunities. We also grant large and repeat customers VIP customer status entitling these customers to larger discounts and special promotions. The Company also periodically arranges high-end tours for its VIP customers. The call center plays an important role in dealing with inbound calls and collecting feedback from our customers. For the year ended December 31, 2009, and for the nine months ended September 30, 2010, no single customer represented more than 3% of our revenues.

We are not dependent on any individual customer or travel agent. In 2009, sales to our largest customer, a travel agent, were 2.09% of our revenues. We successfully promote our brand to grow our business in the future. We believe Internet search engines will be an important channel for customers to research travel services in the future. We commenced implementation of customer relationship management strategies to improve our relationship with our customers.

Marketing and Advertising

Media plays an important role in identifying prospective customers. We employ numerous advertising and media channels, including TV advertising, graphic displays on commercial buildings, video advertising via closed circuit media systems such as inside shopping centers, and on subway cars, elevator advertising, and outdoor LED signs. Our customer service hotline is available 24 hours a day and seven days a week to communicate with individual customers. Our marketing department is responsible for implementing various marketing models to develop and maintain key accounts.

Employees

As of December 31, 2010, FeiLaiFa employed approximately 129 employees distributed among our various departments as follows; Accounting, Administration and Management, 15 employees; Sales and Marketing, 10 employees; Customer Service Center 99 employees; IT Department, 5 employees

Competition

The travel agency and travel services industry in China is fragmented and characterized by numerous businesses of varying sizes, each employing its own, sometimes unique, approach to providing travel services to commercial and individual travel customers.  In particular, the area of airline ticketing has been dominated by traditional flight booking agencies that are well established in the Chinese market.  Many of these businesses possess greater financial resources than we do, and may employ business models vastly different from our own. However, in the recent history of the travel business in China, the growth of the Internet, the increased use of credit and debit cards, the implementation of E-Ticketing, and the rapid expansion and improvements made in the hotel and accommodation industry have created opportunities for innovative approaches to the travel agency and travel services industry. We believe that our focus on customer service and the implementation of technologies designed to expedite the delivery of travel products and services will enable us to compete effectively by meeting the demands of present day travelers, and to rapidly adjust our product and service offering, as well as our delivery methods, to meet the changing needs of travelers as the travel industry and China’s economic conditions continue to improve.

The travel agency and travel services industry also is significantly impacted by the growth of China's economy, a factor over which we have no control. In an event of a slowing or downturn in the growth of China's economy, we expect a negative impact on the travel agency and travel services industry overall. In this event we expect a downturn in our own business. We can give no assurance that the level of our financial resources or our approach to the travel business will permit us to expand our business or be successful versus our competitors, or that we can compete effectively in the event of a slowing or downturn in the economy of China.

Our major competitors include eLong, Inc., Ctrip.com International Ltd., Mangocity.com Ltd., ET Solution Co. Ltd, and Best Tone Travel.

Government Regulation

Current Chinese laws and regulations require permission from the Chinese government to operate an air-ticketing business and travel agencies in China. Moreover, these laws and regulations impose restrictions on foreign ownership of the air-ticketing services and travel agencies, Our management believes that the ownership structures, businesses, and the operation of our subsidiaries in China comply with all existing Chinese laws, rules and regulations, as more specifically discussed below

General Regulation of Our Businesses

Air-ticketing. The air-ticketing business is subject to the supervision of the Civil Aviation Administration of China ("CAAC") and its regional branches. The principal regulation governing air-ticketing in China is the Administration on Civil Aviation Transporting Marketing Agency Business Regulations (1993).

Under these regulations, an air-ticketing agency must obtain a permit from CAAC or its regional branch in every city in which the agency proposes to conduct the air-ticketing business. There are two types of air-ticketing permits in China: permits for selling tickets for international flights and flights to Hong Kong, Macau and Taiwan, and permits for selling tickets for domestic flights in China. FeiLaiFa possesses the permit required to conduct our business as described herein

Travel Agency. The travel industry is subject to the supervision of the China National Tourism Administration ("CNTA”) and local tourism administrations. The principal regulations governing travel agencies in China include: the Administration of Travel Agencies Regulations (1996), as amended, and the Administration of Travel Agancies Implementing Rules (2001).

Under these regulations, a travel agency must obtain a license from the CNTA in order to conduct cross-border travel business, and a license from the provincial-level tourism administration in order to conduct domestic travel agency business. Feilaifa possesses the license necessary to conduct our business as described herein.

Restrictions on Foreign Ownership

The principal regulations governing foreign ownership of air-ticketing businesses and travel agencies in China is the Foreign Investment Industrial Guidance Catalogue (amended in 2007), and the Establishment of Foreign-controlled and Wholly Foreign-owned Travel Agencies Tentative Provisions (2003). Under these regulations, a foreign investor is limited to the percentage ownership of air-ticketing businesses and travel agencies specified in such regulations.

However, recent revisions to Chinese laws and regulations, including China's Ministry of Commerce's, or "MOFCOM's," Regulation on Travel Agencies (February 20, 2009), Supplement VII to the Mainland and Hong Kong Closer Economic Partnership Arrangement (May 27, 2010), and the Annex to such Supplement, have substantially liberalized the ownership of Chinese air-ticketing businesses and travel agencies by companies established pursuant to the laws of Hong Kong. The acquisition of FeiLaiFa by LTCL was approved during the fourth quarter of 2010. Our management does not believe that any further approvals are presently required to conduct our business as herein described.

Foreign Exchange Regulation

Pursuant to the Foreign Currency Administration Rules promulgated in 1996 and amended in 1997 and various regulations issued by the State Administration for Foreign Exchange (“SAFE”), and other relevant PRC government authorities, the Renminbi is freely convertible to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investments, require prior approval from the SAFE or its local counterpart for conversion of Renminbi into a foreign currency, such as U.S.dollars, and remittance of the foreign currency outside the PRC.

Payments for transactions that take place within the PRC must be made in Renminbi. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by the SAFE or its local counterpart. Unless otherwise approved, domestic enterprises must convert their foreign currency receipts into Renminbi.

Pursuant to the SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, or the SAFE Circular No.75, issued on October 21, 2005, (i) a PRC citizen residing in the PRC, or PRC resident, shall register with the local branch of the SAFE before establishing or controlling an overseas special purpose vehicle, or overseas SPV, for the purpose of overseas equity financing (including convertible debt financing); (ii) when a PRC resident contributes the assets of or its equity interests in a domestic enterprise into an overseas SPV, or engages in overseas financing after contributing assets or equity interests into an overseas SPV, such PRC resident shall register his or her interest in the overseas SPV and the change thereof with the local branch of the SAFE; and (iii) when the overseas SPV undergoes a material event outside of China, such as change in share capital or merger and acquisition, the PRC resident shall, within 30 days from the occurrence of such event, register such change with the local branch of the SAFE. On May 29, 2007, the SAFE issued relevant guidance to its local branches for the implementation of the SAFE Circular No. 75. This guidance standardizes more specific and stringent supervision on the registration requirement relating to the SAFE Circular No. 75 and further requires PRC residents holding any equity interests or options in SPVs, directly or indirectly, controlling or nominal, to register with the SAFE.

Under the Implementing Rules of Measures for the Administration of Individual Foreign Exchange, or the Implementation Rules, issued by the SAFE on January 5, 2007, PRC citizens who are granted shares or share options by an overseas listed company according to its share incentive plan are required, through a qualified PRC agent or the PRC subsidiary of such overseas listed company, to register with the SAFE and complete certain other procedures related to the share incentive plan. Foreign exchange income received from the sale of shares or dividends distributed by the overseas listed company must be remitted into a foreign currency account of such PRC citizen or be exchanged into Renminbi. Our PRC citizen employees who may be granted share options, or PRC option holders, will be subject to the Implementation Rules upon the listing of our shares on a stock exchange. If we or our PRC citizen employees fail to comply with these rules and regulations, we or our PRC optionees may be subject to fines and legal or administrative sanctions.

Dividend Distribution

The principal laws, rules and regulations governing dividends paid by our PRC operating subsidiaries include the Company Law of the PRC (1993), as amended in 2006, Wholly Foreign Owned Enterprise Law (1986), as amended in 2000, and Wholly Foreign Owned Enterprise Law Implementation Rules (1990), as amended in 2001. Under these laws and regulations, each of our consolidated PRC entities, including wholly foreign owned enterprises, or WFOEs, and domestic companies in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our consolidated PRC entities, including WFOEs and domestic companies, is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory surplus reserve fund until the accumulated amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends.

Taxation

Respecting our taxation upon income see, "Financial Information," and "Management’s Discussion and Analysis,"  - "Income Taxes".

FTHG is a tax exempt company incorporated in the British Virgin Islands and conducts all of its business through its subsidiary, FeiLaiFa, in China.

FeiLaiFa is subject to taxation in the PRC. Under the Enterprise Income Tax Law of the PRC (the "EIT Law"), effective January 1, 2008, China adopted a uniform tax rate of 25.0% for all enterprises (including foreign-invested enterprises) and revoked existing tax exemptions, reductions and preferential treatments applicable to foreign-invested enterprises. However, the law provides a transition period for enterprises, whether foreign-invested or domestic, that were receiving preferential tax treatments granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25.0% continue to enjoy the lower rate and gradually transition to the new tax rate within five years after the effective date of the EIT Law. Enterprises entitled to exemptions or reductions from the standard income tax rate for a fixed term continue to enjoy such treatment until the fixed term expires. However, the two-year exemption from enterprise income tax for foreign-invested enterprise began January 1, 2008 instead of from when such enterprise first becomes profitable. Preferential tax treatments will continue to be granted to industries and projects that are strongly supported and encouraged by the state, and enterprises otherwise classified as “new and high technology enterprises strongly supported by the state” will be entitled to a 15.0% enterprise income tax rate even though the EIT Law does not currently define this term.

FeiLaiFa currently has a preferential tax rate of 24%, which will phase out in 2012 when it will become 25%.

Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors

On August 8, 2006, six PRC regulatory agencies, including the Chinese Securities Regulatory Commission, or CSRC, promulgated a rule entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the new M&A rule, to regulate foreign investment in PRC domestic enterprises. The M&A rule provides that the Ministry of Commerce must be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise and any of the following situations exists: (i) the transaction involves an important industry in China; (ii) the transaction may affect national “economic security”; or, (iii) the PRC domestic enterprise has a well-known trademark or historical Chinese trade name in China. The new M&A rule also contains a provision requiring overseas SPVs, formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC issued a clarification that sets forth the criteria and process for obtaining any required approval from the CSRC.

While the application of this new M&A rule is unclear, our management believes we have obtained approvals required to conduct our business as herein described. See, "Description of Business -- Government Regulation -- General Regulation of our Business. "

Risk Factors

You should carefully consider the risks described below as well as other information provided to you in this report, including information in the section of this report entitled “Cautionary Note Regarding Forward Looking Statements,” and the financial statements and related notes included elsewhere in this report. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to our management or us, or that our management or we currently believe are immaterial, may also impair our business operations.  If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company’s Common Stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Risks associated with business declines or disruptions in the travel industry generally could reduce our revenue.

A large part of our revenue is driven by the trends that occur in the travel industry in the PRC, including the hotel, airline, and packaged-tour industries. As the travel industry is highly sensitive to business and personal discretionary spending levels, it tends to decline during general economic downturns. Other adverse trends or events that tend to reduce travel and are likely to reduce our revenue include the following: (i) an outbreak of political or economic unrest in China; (ii) a recurrence of SARS or any other serious contagious diseases; (iii) increased prices in the hotel, airline, or other  travel-related industries; (iv) increased occurrence of travel-related accidents; (v) outbreak of war or conflict in the Asia-Pacific region; (vi) increases in terrorism or the occurrence of a terrorist attack  in the Asia-Pacific region; (vii) poor weather conditions; and, (viii) natural disasters.

We could be severely affected by changes in the travel industry and will, in many cases, have little or no control over those changes. As a result of any of these events, our operating results and financial condition could be materially and adversely affected.

 Loss of key personnel could affect our ability to successfully grow our business.

We are highly dependent upon the services of our senior management team. The permanent loss for any of the key executives could have a material adverse effect upon our operating results.

Our management is comprised almost entirely of individuals residing in the PRC with very limited English skills.

Our management is comprised almost entirely of individuals born and raised in the PRC. As a result of differences in culture, educational background and business experiences, our management may analyze, evaluate, and present business opportunities and results of operations differently from the way they are analyzed, evaluated, and presented by management teams of public companies in Europe and the United States. In addition, our management has very limited skills in English. Consequently, it is possible that our management team will emphasize or fail to emphasize aspects of our business that might customarily be emphasized in a different manner by comparable public companies from different geographical and political areas. It may also be difficult for Western investors to effectively communicate with our management should investors seek to do so.

Our management is not familiar with the United States securities laws.

Our management and the former owners of the businesses we acquire are generally unfamiliar with the requirements of the United States securities laws and may not appreciate the need to devote the resources necessary to comply with such laws. A failure to adequately respond to applicable securities laws could lead to investigations by the Securities and Exchange Commission and other regulatory authorities that could be costly, divert management's attention and disrupt our business.

Our operating history is not an adequate basis to judge our future prospects.

We have encountered and will continue to encounter risks and difficulties frequently experienced by companies in evolving industries such as the travel service industry in the PRC. Some of the risks relate to our ability to: (i) attract and retain customers and encourage our customers to engage in repeat transactions; (ii) retain our existing agreements with travel suppliers such as hotels and airlines and to expand our service offerings on satisfactory terms with our travel suppliers; (iii) operate, support, expand and develop our operations, our call centers, our website, and our communications and other systems; (iv) diversify our sources of revenue; (v) maintain effective control of our expenses; and (vi) respond to changes in our regulatory environment.

If we are not successful in addressing any or all of these risks, our business may be materially affected in an adverse manner.

The travel industry in China is seasonal.

Our business travel operations experience seasonal fluctuations, reflecting seasonal variations in demand for travel services. During the first quarter, demand for travel services generally declines in the PRC and the number of bookings flattens or decreases, in part due to a slowdown in business activity during the Chinese New Year holiday. Demand for travel services generally peaks during the second half of the year and there may be seasonal fluctuations in allocations of travel services made available to us by travel suppliers. Consequently, our revenue may fluctuate from quarter to quarter.

Our business depends on the technology infrastructure of third parties.

We rely on third-party computer systems and other service providers, including the computerized reservation systems of airlines and hotels to make reservations and confirmations. Other third parties provide, for instance, our back-up data center, telecommunications access lines, significant computer systems and software licensing, support and maintenance service and air-ticket delivery. Any interruption in these or other third-party services or deterioration in their performance could impair the quality of our service.

Risks Related to our Common Stock

There is a limited market for our common stock which may make it difficult for you to sell your stock.

Our common stock is quoted on and traded through the facilities of the OTCBB under the symbol “INAI”. There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell shares of our common stock, or the prices at which holders may be able to sell our common stock.

Trading in shares of our common stock are subject to the U.S. “Penny Stock” Rules, and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our common stock is subject to U.S. "Penny Stock" rules, which may make our shares more difficult to trade in the open market. Our common stock currently quoted and traded through the facilities of the OTCBB. A "penny stock" is generally defined by regulations of the U.S. Securities and Exchange Commission ("SEC") as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)           The equity security is listed on a national securities exchange;

(ii)          The issuer of the equity security has:

(A) net tangible assets in excess of $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if the issuer has been in continuous operation for less than three years; or,

(B) average revenue of at least $6,000,000 for the last three years.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock is currently subject to Rule 15g-9 of the Exchange Act, which relates to non-national exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

Since our common stock is currently subject to penny stock regulations, it may tend to reduce market liquidity of our common stock, because these regulations limit the broker/dealers' ability to trade, and a purchaser's ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Shares of our common stock lack a significant trading market.

Our common stock is quoted on and trades through the facilities of the Over-the-Counter Bulletin Board market (OTCBB) under the symbol “INAI.OB.”  This market tends to be highly illiquid.  There can be no assurance that an active trading market in our common stock will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities that trade through the facilities of the OTCBB as opposed to securities that trade on a national securities exchange. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations, and generally lower trading volume. The price at which investors purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. Investors may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses.

The limited public trading market may cause volatility in our stock price.

The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us.  Our common stock is thus and will be subject to significant volatility.  Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock.

Many of our shares are held by our management and other affiliates and, in the absence of registration, are subject to the volume limitations of Rule 144.  Nevertheless, if one of our affiliates was to pledge his or its shares to a lender or borrow against such shares pursuant to a margin account, there would be no obligation to give the public notice of such transaction by filing a Form 4.  If thereafter, the price of our stock was to decrease the lender or broker might elect or be required to foreclose upon the loan by selling all or a portion of the pledged shares.  Such sales could have an adverse effect on the price of our common stock and increase its volatility.  Further, by means of such a loan, one of our shareholders could realize upon his shares without the need to file a Form 4 until after the shares, which otherwise could not be sold under Rule 144, were sold by the lender.

We may issue additional shares of our capital stock to raise capital or complete acquisitions, which would reduce the equity interest of our stockholders.

Our articles of incorporation authorizes the issuance of up to 500,000,000 shares of common stock, par value $.001 per share. As of February 22, 2011, we had outstanding 30,000,000 shares of our common stock.  As a result, there are approximately 470,000,000 authorized and unissued shares of our common stock which have not been reserved and are available for future issuance. Although we have no commitments as of the date of this report to issue our securities, we may issue a substantial number of additional shares of our securities to complete a business combination or to raise capital.  The issuance of additional shares of our securities may cause economic and percentage dilution to our stockholders and may adversely affect prevailing market prices for our common stock.

Our chairman beneficially owns a significant amount of our common stock, giving him influence over corporate transactions and other matters, and his interests could differ from those of other shareholders.

 As of February 22, 2011, after giving effect to the Acquisition, Xiao Ming Tang, or chairman and the founder of FeilaiFa, beneficially owned approximately 31% of our outstanding common stock. As a result, he is in a position to significantly influence the outcome of matters requiring a shareholder vote, including the election of directors, the adoption of any amendment to our articles of incorporation or bylaws, and the approval of significant corporate transactions. By virtue of his beneficial ownership of a significant number of our outstanding shares, he may be able to delay or prevent a change of control on terms favorable to our other shareholders and may adversely affect your voting and other shareholders rights.

Compliance with changing corporate governance regulations and public disclosure, and our management’s inexperience with such regulations, will result in additional expenses and creates a risk of non-compliance.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002  (the "Sarbanes-Oxley Act") and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting.  Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.  In addition, our management is located in the PRC and had has relatively little experience with compliance with U.S. laws (including securities laws).  This lack of experience may cause us to fall out of compliance with applicable regulatory requirements, which could lead to enforcement action against us, and a negative impact on our stock price.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our Common Stock.

We are required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC thereunder. Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

The legal requirements associated with being a public company, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We may be unable to attract and retain qualified officers, directors and members of board of directors committees required to provide for our effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers.  The actual and perceived personal risks associated with compliance with the Sarbanes-Oxley Act and other public company requirements may deter qualified individuals from accepting roles as directors and executive officers.  Further, the requirements for board or committee membership, particularly with respect to an individual’s independence and level of experience in finance and accounting matters, may make it difficult to attract and retain qualified board members.   If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain the listing of our common stock on any stock exchange (assuming we are able to obtain such listing) could be adversely affected.

We must comply with the Foreign Corrupt Practices Act.

 We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Foreign companies, including some of our competitors, are not subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China.  If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage.  Although we inform our personnel that such practices are illegal, we can not assure you that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We have never paid cash dividends on our common stock and we do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

Risks Related to Doing Business in the People’s Republic of China

The corporate structure selected by our management to organize us, and our subsidiaries FTHG, LTCL, and FeiLaiFa, may subject owners of our common stock to a risk of loss.

The laws, regulations, and official guidelines of the PRC relevant to us, and our wholly owned and controlled subsidiaries, respecting the ownership of our common stock are complex and are evolving rapidly. Some of these laws, regulations, and guidelines are discussed in more detail elsewhere in these "Risk Factors" and in our "Description of Business." As a very general matter, these PRC's laws, regulations, and guidelines regulate, among other things, the ownership of PRC companies by foreign shareholders, and also regulate the ownership, by PRC nationals, of offshore companies that control PRC companies based and operating in China.

Over the past decade there has been ever increasing interest by foreign companies to establish operations in China, and for China based companies to seek investment capital elsewhere in the global capital markets, particularly in the United States. These companies have adopted a variety of, sometimes complex, corporate structures to address issues arising under the PRC's laws, regulations, and guidelines above-mentioned. Our corporate structure may be different from the corporate structures used by other companies operating in China.

As described herein, our management believes we have complied with all current laws, regulations, and official guidelines respecting the organizational structure of our business activities, See, "Description of Business -- Government Regulation -- General Regulation of Our Business." However, because of the manner by which the Chinese government administers and enforces its laws, regulations, and official guidelines, there remains an element of risk associated with whether or not any particular structure will enable full compliance with all applicable laws, regulations, and guidelines. Moreover, our management did not and has not sought the advice of an expert in the laws of China when it adopted our corporate structure. Consequently, we can give no assurance that our corporate structure now, or in the future will, fully comply with all relevant laws, regulations, and guidelines relating to the ownership of our shares by foreign nationals, or by PRC resident nationals. If Chinese authorities determine that our shareholders or we, now or in the future, are in violation of any such law, regulation, or guideline, there may be a material adverse impact in the value of our common stock; even to the extent it could become worthless.

Our operations and assets in China are subject to significant political and economic uncertainties over which we have little or no control and we may be unable to alter our business practice in time to avoid the possibility of reduced revenues.

 Doing business outside the United States, particularly in China, subjects us to various risks including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation.  Changes in the PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition.  Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization.  There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice. We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions.  Therefore, we may be unable to alter our business practice in time to avoid the possibility of reduced revenues.

We derive all of our sales in China and a slowdown or other adverse developments in the PRC economy may materially and adversely affect our business.

 All of our assets are located in China and our revenue is derived from our operations in China. We anticipate that our revenues generated in China will continue to represent all of our revenues in the near future.  Accordingly, our results of operations and prospects are subject, to a significant extent, on the economic, political and legal developments in China. Moreover, the industry in which we are involved in the PRC is relatively new and growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for our health and beauty services and products.  In addition, the Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.  Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in reduced demand for our services and products.  A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and materially and adversely affect our business.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

 We are dependent on our relationship with the local government in the province in which we operate our business.  The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation and other matters.  The central or local governments in the PRC jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.  Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof

 In addition, another obstacle to our operations in China is governmental, judicial and other corruption. There are significant risks that we will be unable to obtain necessary permits or licenses, or recourse in any legal disputes with suppliers, customers or other parties with whom we conduct business, if desired, as a result China’s underdeveloped and sometimes corrupt governmental and judicial systems.

If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

 At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could reduce the price of our Common Stock.

 Future inflation in China may inhibit our activity to conduct business in China.

 In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  Rapid economic growth can lead to growth in the money supply and rising inflation.  If prices for our services and products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability.  These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our services and products.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Chinese Renminbi.  We are subject to the effects of exchange rate fluctuations with respect to any of these currencies.  For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. From 1994 to 2005, the official exchange rate for the conversion of Renminbi to the U.S. dollar was generally stable and the Renminbi appreciated slightly against the U.S. dollar.  However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar.  Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar.  We can offer no assurance that Chinese Renminbi will be stable against the U.S. dollar or any other foreign currency.

Our financial statements are translated into U.S. dollars at the average exchange rates in each applicable period.  To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations.  Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations.  We also are exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign consolidated subsidiaries into U.S. dollars in consolidation.  If there is a change in foreign currency exchange rates, the conversion of the foreign consolidated subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income.  Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss.  We have not entered into agreements or purchased instruments to hedge our exchange rate risks, which could leave us exposed to the potential adverse effects of currency fluctuations.  Moreover, the availability and effectiveness of any hedging transaction, should such transactions be available to us on reasonable terms and should we choose to engage in such transactions (of which no assurances can be given), may be limited and we may not be able to hedge our exchange rate risks.

The State Administration of Foreign Exchange (“SAFE”) restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively and to pay dividends.

 All of our revenues and expenses are denominated in Renminbi.  Under PRC law, the Renminbi is currently convertible under the “current account,” which includes dividends, and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans.  Currently, our PRC operating subsidiaries may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of SAFE, by complying with certain procedural requirements.  However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future.  Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by PRC operating subsidiaries under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE.  In particular, if our PRC operating subsidiaries borrow foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance our PRC operating subsidiaries by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or their respective local counterparts.  These limitations could affect our PRC operating subsidiaries’ ability to obtain foreign exchange through debt or equity financing.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions.  If the foreign exchange control system prevents us from obtaining foreign currency, we may be unable to pay the interest and principal on loans, pay dividends, or meet obligations that may be incurred in the future that require payment in foreign currency.

Because our principal assets are located outside of the United States and all of our directors and officers will reside outside of the United States, it may be difficult for you to enforce your rights based on the United States federal securities laws against us and our officers and directors or to enforce judgments of United States courts against us or them in the PRC.

 All of our officers and directors reside outside of the United States. In addition, our operating subsidiary is located in the PRC and all of its assets are located outside of the United States.  China does not have a treaty with United States providing for the reciprocal recognition and enforcement of judgments of courts.  It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the PRC courts.  Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, whether based upon violations of the United States federal securities laws or otherwise.

The PRC legal system embodies uncertainties which could limit the legal protections available to us and you, or could lead to penalties on us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value.  In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. Our PRC operating subsidiaries are subject to laws and regulations applicable to foreign investment in China, and subject to all applicable Chinese laws and regulations. Because of the relatively short period for enacting such a comprehensive legal system, it is possible that the laws, regulations and legal requirements are relatively recent, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to us and other foreign investors, including you, and may lead to penalties imposed on us because of the different understanding between the relevant authority and us. For example, according to current tax laws and regulation, we are responsible to pay business tax on a “Self-examination and Self-application” basis. However, since there is no clear guidance as to the applicability of those preferential treatments, we may be found in violation of the interpretation of local tax authorities with regard to the scope of taxable services and the percentage of tax rate and therefore might be subject to penalties, including but not limited to monetary penalties. In addition, we cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws.

We may have limited legal recourse under the PRC laws if disputes arise under our contracts with third parties.

The Chinese government has enacted significant laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. Many of these laws and regulations are more specifically discussed elsewhere in these Risk Factors.  In addition, as a general matter, the experience of the Chinese government in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable.  If our new business venture is unsuccessful, or other adverse circumstances arise from our venture or the Acquisition, we face the risk that the parties to this venture, and otheres, may seek ways to terminate the transaction in which we are a party including the Acquisition or, may hinder or prevent us from accessing important information regarding the financial and business operations of any business acquired by us.  The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under the PRC laws, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring.  The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.  Although legislation in China over the past 30 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you.  The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our operations.

PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate.  Our failure to obtain the prior approval of the China Securities Regulatory Commission, or the CSRC, for the listing and trading of our common stock could have a material adverse effect on our business, operating results, reputation and trading price of our common stock, and may also create uncertainties in the future.

In November 2005, SAFE issued a public notice, known as Circular 75, concerning the use of offshore holding companies in mergers and acquisitions in China. The public notice provides that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to registration with the relevant foreign exchange authorities. The public notice also suggests that registration with the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of shares in an offshore holding company that owns an onshore company. The PRC residents must each submit a registration form to the local SAFE branch with respect to their ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations.

On August 8, 2006, China’s Ministry of Commerce, or “MOFCOM,” joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect September 8, 2006. These rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises. These rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

Among other things, the revised M&A Regulations include provisions that purport to require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.  On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings.  However, the application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval was required for our restructuring, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Common Stock.

Also, if later the CSRC requires that we obtain its approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stock. Furthermore, recently published news reports in China indicated that the CSRC may have curtailed or suspended overseas listings for Chinese private companies.

It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of Circular 75 and its internal implementing guidelines and the Revised M&A Regulations. It is anticipated that application of these rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure that our domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of these rules, we may need to expend significant time and resources to maintain compliance.

Our labor costs are likely to increase as a result of changes in Chinese labor laws.

We expect to experience an increase in our cost of labor due to recent changes in Chinese labor laws which are likely to increase costs further and impose restrictions on our relationships with our employees. In June 2007, the National People’s Congress of the PRC enacted new labor law legislation called the Labor Contract Law. The new law, which became effective on January 1, 2008, amended and formalized workers’ rights concerning overtime hours, pensions, layoffs, employment contracts and the role of trade unions. In addition, under the new law, employees who either have worked for a company for 10 years or more or who have had two consecutive fixed-term contracts must be given an “open-ended employment contract” that, in effect, constitutes a lifetime, permanent contract, which is terminable only in the event the employee materially breaches the company’s rules and regulations or is in serious dereliction of his duty.  Should we become subject to such non-cancelable employment contracts, our employment related risks could increase significantly and we may be limited in our ability to downsize our workforce in the event of an economic downturn. No assurance can be given that we will not in the future be subject to labor strikes or that we will not have to make other payments to resolve future labor issues caused by the new laws.  Furthermore, there can be no assurance that the labor laws will not change further or that their interpretation and implementation will not have a negative effect upon our business and results of operations.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with SAFE.  We may also face regulatory uncertainties that could restrict our ability to adopt equity compensation plans for our directors and employees and other parties under PRC laws.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also know as “Circular 78.”  It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non-PRC listed company, such as our company, after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan.  In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007.  We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming.

In the future, we intend to adopt an equity incentive plan and make numerous stock option grants under the plan to our officers, directors and employees, who are PRC citizens and may be required to register with SAFE.  If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC operating companies, we may not be able to pay dividends to our shareholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and the Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended, and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises (“WFOE”) may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, a WFOE is required to set aside a certain amount of its accumulated profits each year, if any, to fund certain reserve funds.  These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes.

Furthermore, if our consolidated subsidiaries in China incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If our consolidated subsidiaries or we are unable to receive all of the revenues from our operations due to these contractual or dividend arrangements, we may be unable to pay dividends on our Common Stock. In addition, under current PRC law, we must retain a reserve equal to 10 percent of net income after taxes, not to exceed 50 percent of registered capital. Accordingly, this reserve will not be available to be distributed as dividends to our shareholders. We presently do not intend to pay dividends in the foreseeable future. Our management intends to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business.

As all of our operations and personnel are in the PRC, we may have difficulty establishing adequate western style management, legal and financial controls.

The PRC historically has been deficient in western style management and financial reporting concepts and practices, as well as in modern banking, and other control systems.  We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC.  As a result of these factors, and especially given that we are a publicly traded company in the U.S. and subject to regulation as such, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act and other applicable laws, rules and regulations.  This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act.  Any such deficiencies, weaknesses or lack of compliance could have a material adverse effect on our business and the public announcement of such deficiencies could adversely impact our stock price.

An outbreak of a pandemic, avian influenza, SARS or other contagious disease may have an adverse effect on the Chinese economy which may adversely affect our results of operations.

During the past four years, large parts of Asia experienced unprecedented outbreaks of avian influenza.  Currently, no fully effective avian flu vaccines have been developed and there is evidence that the H5N1 virus is evolving.  An effective vaccine may not be discovered in time to protect China against an avian flu pandemic. Also, in the first half of 2003, certain countries in Asia experienced an outbreak of severe acute respiratory syndrome, or SARS, a highly contagious form of atypical pneumonia, which seriously interrupted the economic activities in the affected regions.

 An outbreak or perceived outbreak of avian flu, SARS or other contagious disease may seriously interrupt our operations, which may have a materially adverse effect on the financial result.

Our bank accounts are not insured or protected against loss.

We maintain our cash with various banks and trust companies located in China. Our cash accounts are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

Financial Information

Exchange Rates:

This report contains translations of certain RMB amounts into U.S. dollars at specified rates solely for the convenience of the reader. All translations from RMB to U.S. dollars were made at the noon buying rate as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. Except for conversions in the Consolidated Financial Statements, all translations of RMB into U.S. dollars (unless otherwise stated) have been made at the exchange rate on September 30, 2010, which was RMB6.6905 to $1.00, as certified for customs purposes by the Federal Reserve Bank of New York on September 30, 2010. We make no representation that the RMB or U.S. dollar amounts referred to in this report could have been converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all. On December 30, 2010, the noon buying rate was RMB6.6000 to $1.00.

Selected Financial Data

The following table sets forth, for the periods indicated, certain selected financial data derived from FeiLaiFa's income statement presented in its entirety elsewhere herein, and which is deemed to be our financial data giving retroactive effect to the Acquisition. Historical financial data relating to our pre-Acquisition operations is not presented below on a consolidated, pro forma basis because Management believes such financial information is not material to an understanding of our new travel business.
	Nine-Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008
	Unaudited	Unaudited
Net revenues	$8,592,670	$7,174,063	$10,026,485	$6,926,076
Cost of revenues	1,445,832	1,186,528	2,034,243	1,890,188

Gross profit	7,146,838	5,987,535	7,992,242	5,035,888

Operating expenses:
Selling	1,245,784	1,258,574	1,709,364	912,905
General and administrative	386,136	261,759	476,710	340,909

Total operating expenses	1,631,920	1,520,333	2,186,074	1,253,814

Operating income	5,514,918	4,467,202	5,806,168	3,782,074

Other (Income) expense
Interest income	2,293	4,312	5,014	7,454
Other income	1,756	3,594	3,595	1,213
Interest expense	(161,160)	(39,910)	(84,722)	(4,654)
Other expense	(101,308)	(52,027)	(55,997)	(27,790)

Total other (Income) expense	(258,419)	(84,031)	(132,110)	(23,790)

Income before taxes	5,256,499	4,383,171	5,674,058	3,758,284

Income taxes	1,145,533	873,405	1,158,062	676,491

Net income	4,110,966	873,405	4,515,996	3,081,793

Foreign currency translation adjustment	38,362	3,405	3,038	60,734

Total comprehensive income	$4,149,328	$3,513,171	$4,519,034	$3,142,527

Management’s Discussion and Analysis

We only recently became a holding company by virtue of the Acquisition and, prior thereto, had no significant business operations or assets. Our ownership of FeiLaiFa, through FTHC and LTCL represents our only significant asset. FeiLaiFa engages in hotels reservation, air-ticket booking, national and international travel and tourism packaged services, map and daily convenience services throughout the PRC via the Internet (www.96978.cn), through its call center, and through its walk-in branch offices.

Our short to mid-term strategic plan is to focus on our Chinese domestic market expansion. Our long-term strategic goal is to expand our market into overseas countries.

We may issue additional shares of our capital stock to raise additional cash for working capital during the next twelve months.  We have not decided on the amount of cash needed for working capital as of the date of this report.  Working capital will be used for expanding operation in the Chinese domestic market through merger and acquisition activities and establishing a strong brand image.

The, following discussion and analysis of the financial statements of FeiLaiFa, consolidated after giving retroactive effect to the Acquisition, and the share acquisition of LTCL by FTHC, and of FeiLaiFa by LTCL, should be read in conjunction with the financial statements and notes, included with this report.

Comparison of nine months ended September 30, 2010 and 2009

Net revenue

Net revenue was $8,592,670 for nine months ended September 30, 2010, an increase of $1,418,607 (19.77%) as compared to $7,174,063 for the same period in 2009. Air ticketing Commissions was increased by $771,845 (18.18%), driven by an increase in sales volume and an increase in commission rate per international air ticket, which was partially offset by a decrease in travel insurance sales as compared to prior year. Hotel commission as of nine months ended September 30, 2010 was increased by $748,302 (25.67%) as compared to the same period in 2009, primarily due to higher booking volume.

Cost of sales

Cost of sales increased to $1,445,832 for nine months ended September 30, 2010, representing an increase of $259,304 (21.85%), as compared with $1,186,528 for the same period in 2009, due to the revenue increase.

Gross profit

Gross profit increased by 19.36% to $7,146,838 for nine months ended September 30, 2010, as compared to $5,987,535 for the same period in 2009. Due to the increase in our net revenue was lesser than the increase in related cost of sales, our gross profit margin decreased by 0.29% from 83.46% as of nine months ended September 30, 2009 to 83.17% for the same period in 2010.

Selling, general and administrative expenses

Selling, general and administrative expenses were $1,631,920 for nine months ended September 30, 2010, an increase of 3.89% as compared to $1,520,333 for the same period in 2009. This increase was due primarily to an increase in payroll expenses.

Income from operations

Operating income increased by 23.45% to $5,514,918 for nine months ended September 30, 2010, as compared with $4,467,202 for the same period in 2009. The increase was primarily a result of higher net revenue generated.

Net income

Net income was $4,110,966 for nine months ended September 30, 2010, an increase of $601,200 (17.12%) from $3,509,766 for the same period in 2009. This increase is primarily attributable to the cumulative effect of the reasons discussed above. Our net profit margin decreased by 1.08% from 48.92% as of nine months ended September 30, 2009 to 47.84% as compared to the same period in 2010. This decrease was primarily attributable to lower gross profit margin and higher administration, interest and other expenses.

Foreign currency translation gains

Foreign currency translation gains in comprehensive income was $38,362 for nine months ended September 30, 2010, an increase of $34,957 (1026.63%), as compared to $3,405 for the same period in 2009. The foreign currency translation gains were primarily attributable to the appreciation of the RMB against USD in 2010. At the end of December 31, 2010, the exchange rate of RMB was 6.6118, rose 3.3%, as compared to 6.8372 at the end of December 2009.

Total comprehensive income

Total comprehensive income was $4,149,328 for nine months ended September 30, 2010, an increase of $636,157 or 18.11% as compared to $3,513,171 for the same period in 2009.  The increase resulted primarily from the increase in net income.

Accounts receivable

Accounts receivable increased by 81.21% to $2,542,854 as of September 30, 2010, compared with $1,403,287 as of December 31, 2009. This increase in accounts receivable was primarily attributable to the increase of net revenue.

Liquidity and Capital Resources

Overview

We had net working capital of $400,702 as of September 30, 2010, an increase of $571,455 over a net working capital deficit of $170,753 at December 31, 2009.

Cash and equivalent

Our cash and equivalents were $1,157,456 at December 31, 2009, and increased to $1,384,239 at September 30, 2010, an increase of $226,783 or 19.59%. The decrease in cash and cash equivalents was primarily attributable to the increase in dividend paid in 2010.

Net cash provided by operating activities

Net cash provided by operating activities was $2,862,340 for nine months ended September 30, 2010, an increase of $183,411 (6.84%), as compared to cash provided of $2,678,929 for the comparable period in 2009. The increase was primarily attributable to the increase of net revenue.

Net cash used in investing activities

Net cash used in investing activities was $81,811for nine months ended September 30, 2010, an increase of $59,292 (263.30%), as compared to cash used of $22,519 for the comparable period in 2009. The use of cash was primarily attributable to the acquisition of property and equipment.

Net cash used in financing activities

Net cash used by financing activities was $2,581,303 for nine months ended September 30, 2010, an increase of $696,586 (36.96%), as compared to cash used of $1,884,717 for the comparable period in 2009. Our discretionary use of cash was dividend payments.

Comparison of the Year Ended December 31, 2009 and 2008

Net Revenue

Net revenue for the year ended December 31, 2009, was $10,026,485, an increase of 44.76% as compared with the net revenue of $6,926,076 in the same period ended December 31, 2008. The increase was driven by the increase in air-ticket sales volume which was increased by 56.53%, approximately 113,259 more tickets were sold compared to the same period of last year. The growth was also a result of China’s rapid economic growth.

Cost of Sales

Cost of sales increased to $2,034,243 for the year ended December 31, 2009, representing a 7.62% increase as compared with $1,890,188 for the same period of 2008. This increase was associated with higher booking volumes.

Gross Profit

Gross profit increased by 58.71% to $7,992,242 for the year ended December 31, 2009, as compared to $5,035,888 for the year ended December 31, 2008. Our gross profit margin increased by 7% from 72.71% as of the year ended December 31, 2008 to 79.71% as of the same period of 2009, mainly resulting from the implementation of stringent cost controls. Furthermore, the increase in our net revenue was greater than the increase in related cost of sales, resulting in an overall increase in gross profit.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $2,186,074 for the year ended December 31, 2009, an increase of 74.35% as compared to $1,253,814 for the same period of 2008. This increase was due primarily to the increase in advertising expense to improve our brand image and to promote our products.

Income from Operations

Operating income increased by 53.51% to $5,806,168 for the year ended December 31, 2009, as compared with $3,782,074 for the year ended December 31, 2008. The increase was primarily a result of higher net revenue generated and the relatively lower cost of net revenue and the increase on sales volumes.

Net Income

Net income was $4,515,996 for the year ended December 31, 2009, an increase of 46.54% from $3,081,793 for the same period of 2008. This increase is primarily attributable to the cumulative effect of the reasons discussed above. Our net profit margin increased by 0.54 % from 44.5% as of the year ended December 31, 2008 to 45.04% as of the fiscal year ended December 31, 2009. This increase was primarily attributable to the increase in gross profit margin.

Foreign Currency Translation Gains

Foreign currency translation gains related to comprehensive income was $3,038 for the year ended December 31, 2009, a decrease of 95% as compared to $60,734 for the year ended December 31, 2008.  The foreign currency translation gains were primarily attributable to the appreciation of the RMB. The RMB exchange rate kept relatively stable in 2009 as compared to the same period of 2008.

Total Comprehensive Income

Total comprehensive income was $4,519,034 for the year ended December 31, 2009, an increase of $1,376,507 or 43.80% as compared to $3,142,527 for the year ended December 31, 2008.  The increase resulted primarily from the increase in net income.

Accounts Receivable

Accounts receivable increased by 46.30% to $1,403,287 as of December 31, 2009, compared with $959,152 as of December 31, 2008. This increase in accounts receivable was primarily attributable to the increase of net revenue.

Liquidity and Capital Resources

Overview

We had a net working capital deficit of $170,753 at December 31, 2009, a decrease of $6,356 over a net working capital deficit of $177,109 at December 31, 2008.

Cash and Equivalent

Our cash and equivalents were $1,019,081 at December 31, 2008, and increased to $1,157,456 at December 31, 2009, an increase of $138,375 or 13.58%.  The increase was primarily attributable to the increase in monetary funds as a result of higher net revenue in 2009 and timely collections.

Net Cash Provided by Operating Activities

Net cash provided by operating activities was $3,598,337 for the year ended December 31, 2009, an increase of $850,838 or 30.97% from $2,747,499 for the comparable period in 2008. The increase was primarily attributable to the increase of net revenue and timely collections.

Net Cash Used in Investing Activities

Net cash used in investing activities was $24,688 for the year ended December 31, 2009, a decrease of $32,341 or 56.71% from $57,029 for the comparable period in 2008. The decrease was primarily attributable to less investment on property and equipment.

Net Cash Provided by (used in) Financing Activities

Net cash used by financing activities was $3,437,881 for the year ended December 31, 2009, compared to net cash used in financing activities of $2,414,888 for the same period in 2008. The difference was primarily attributable to dividends paid to shareholders.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Critical Accounting Policies

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flow, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts and other receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed. The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate.

Inventories

Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Costs of inventories include unused purchases and supplies for providing the beauty treatment.

Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Building & buildings improvement	20 years
Leasehold Improvements	3 years
Computer, office equipment and furniture	3 years
Automobiles	5 years

The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Revenue recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is recognized when the services are provided and the contracts are performed.

Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from the changes in foreign currency exchange rates.

Income taxes

The Company accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, whenever necessary, against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, taxes payable, notes payable and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Earnings per share

Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Foreign currency translation

The Company’s functional currency is Chinese Renminbi (“RMB”) but uses the United States dollar (“U.S. dollars”) for financial reporting purposes. The Company and its subsidiaries maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted.

In general, for consolidation purposes, the Company translates its and its subsidiaries’ assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s and its subsidiaries’ financial statements are recorded as accumulated other comprehensive income.

Recently Issued Accounting Pronouncements

In May 2009, the FASB released SFAS No. 165 (subsequently codified as ASC 855), Subsequent Events, which establishes the accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. ASC 855 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements as well as the circumstances under which the entity would recognize them and the related disclosures an entity should make. In February 2010, the FASB released Accounting Standards Updates 2010-09, or ASU 2010-09, which amends ASC 855. ASU 2010-09 provides that an SEC filer is required to evaluate subsequent events through the date the financial statements are issued (the “Date”) and is not required to disclose the Date. Both these authoritative literature references were effective for interim or annual reporting periods ending after June 15, 2009. The adoption of these standards had no significant impact on the Company’s financial condition, results of operations or cash flows, but has an impact on the Company’s disclosure.

In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles -Overall (Pre-Codification: SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162), which establishes the FASB Accounting Standards Codification as the single source of authoritative accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. ASC 105 was effective for financial statements issued for interim and annual periods ending after September 15, 2009. This statement is effective for our reporting period ended on December 31, 2009. Our references made to U.S. GAAP use the new Codification numbering system prescribed by the FASB. As the Codification is not intended to change or alter existing U.S. GAAP, the adoption of ASC 105 had no impact on the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (ASC 810-10), which amended guidance for consolidation of variable interest entities by replacing the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity which an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. This Statement will be effective as of the beginning of each reporting entity’s first annual reporting period after November 15, 2009, and for interim and annual reporting periods thereafter. Early adoption is prohibited. The adoption of ASC 810 had no material impact on the Company’s financial condition or results of operations.

In August 2009, the FASB released Accounting Standards Update 2009-05 (“ASU 2009-05”), Fair Value Measurements and Disclosures (Topic 820) - Measuring Liabilities at Fair Value. ASU 2009-05 clarified that the fair value of a liability may be determined using the perspective of an investor that held the related obligation as an asset. ASU 2009-05 addressed practice difficulties caused by the tension between fair-value measurements based on the price that would be paid to transfer a liability to a new obligor and contractual or legal requirements that prevent such transfers from taking place. ASU 2009-05 is effective for interim and annual periods beginning after August 27, 2009. The adoption of ASU 2009-05 has no impact on the Company’s financial condition or results of operations.

In January 2010, the FASB issued ASU 2010-06, Improving disclosure about Fair Value Measurements. The update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-06 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements, that eliminates the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events. ASC No. 2010-09 is effective for its fiscal quarter beginning after December 15, 2010. The adoption of ASC No. 2010-09 will not have a material impact on the Company’s financial statements.
Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future consolidated financial statements.

In June 2010, the FASB issued ASU No. 2010-17, “Revenue Recognition— Milestone Method (Topic 605): Milestone Method of Revenue Recognition”. This standard  provides that the milestone method is a valid application of the proportional performance model for revenue recognition if the milestones are substantive and there is substantive uncertainty about whether the milestones will be achieved. Determining whether a milestone is substantive requires judgment that should be made at the inception of the arrangement. To meet the definition of a substantive milestone, the consideration earned by achieving the milestone (1) would have to be commensurate with either the level of effort required to achieve the milestone or the enhancement in the value of the item delivered, (2) would have to relate solely to past performance, and (3) should be reasonable relative to all deliverables and payment terms in the arrangement. No bifurcation of an individual milestone is allowed and there can be more than one milestone in an arrangement. The new standard is effective for interim and annual periods beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard has no impact on the Company’s financial position or results of operations.

Description of Property

Business Locations

FeiLaiFa has a principal executive office located at Suite 706, Xinghe building, Shajing Street, Bao’an District, Shenzhen, People’s Republic of China. The office is leased from Shenzhen Huixingcheng Trading Co., Ltd. with an area of approximately 3,767square feet (350 square meters). The lease will expire on December 31, 2011. The monthly rent payable for the office is US$794.

The Company also has a call center located at Suite 701, Xinghe building, Shajing Street, Bao’an District, Shenzhen, People’s Republic of China. The office is leased from Shenzhen Huixingcheng Trading Co., Ltd. with an area of approximately 2,242square feet (225 square meters). The lease will expire on December 30, 2015. The monthly rent payable for the offices is US$1,021.

In addition to the above executive offices, the Company has four offices at the locations listed below which require aggregate monthly payment of US$12,839.

1.	CR Vanguard Branch: Suite 1006, CR Vanguard, Xinsha Rd, Baoan District, Shenzhen
2.	Lijing Branch: Suite 9, Lijing Hotel, Nanhuan Rd, Baoan District, Shenzhen
3.	Airport Branch: AT-28, Area A, Shenzhen Bao’an Airport
4.	Huanancheng Branch: Suite 101, Building No. 1, Huaguoshan Rd., Hehua Community, Longgang District, Shenzhen

Trademarks

Our name "FeiLaiFa” is a registered trademark in the PRC.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 22, 2011, the number of shares of our common stock beneficially owned after giving effect to the Acquisition by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this report have been exercised. Except as noted below, each person has sole voting and investment power. As of February 22, 2011, after giving effect to the Acquisition, we had outstanding 30 million shares of common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
Beneficial Owners of More than 5% of Outstanding Shares:
Bloom View Investments Limited (1) (2) (3)	9,289,637	30.97%
Giant Fortune Investment Management Limited (1)(5)	2,314,404	7.71%
Directors and Officers:
Xiao Ming Tang (2) (4)	9,289,637	30.97%
Jing Jiang (6)	1,495,400	4.98%
Ye Liu	0	0.00%
Jun Li	0	0.00%
Bin Wang	0	0.00%
Hong Chen	0	0.00%
Zhi Hai Peng	0	0.00%
Songtao Liu	0	0.00
All directors and executive officers as a group (5) (6)	9,289,637	30.97%

(1)	The address for these shareholders is c/o: Isdera North America, Inc., Room 9B Block1, Xintuo Garden No.1 Street,Shixia Bei, Futian District, Shenzhen, P.R.China, 518000.

(2)	Xiao Ming Tang is the controlling shareholder of, and the President and Chief Executive Officer of Bloom View Investments Limited and may be deemed to be the beneficial owner of such shares.

(3)	Includes 713,484 shares owned by Xiao Ming Tang. These shares were purchased prior to the Acquisition. See, footnote (2) above.

(4)
Includes 8,576,153 shares of common stock owned of record by Bloom View Investments Limited. See, footnote (2) above.  Also includes 713,484 shares owned of record by Mr. Tang.  The address for Xiao Ming Tang is c/o Shenzhen Feilaifa Aviation Service Co. Ltd., 1F-9 Lijing Hotel, Shajing Town, Baoan district, Shenzhen Province, China.

(5)
Giant Fortune Investment Management Limited is owned by Zuhong Xu. Our director, Mr. Ye Liu, is the Chief Financial Officer of Giant Fortune Investment Management Limited, and disclaims any beneficial ownership of the shares owned by this company.

(6)
Ms. Jing Jiang, our sole officer and director prior to the Acquisition and a director until the tenth day after we mail to our shareholders the information concerning the change in control of our Board of Directors resulting from the Acquisition required by Rule 14f-1 of the Exchange Act, is the Chief Executive Officer and a director of Cosell Investments Ltd. and therefore may be deemed to be the beneficial owner of such shares. Since Ms. Jiang resigned as an officer of our company effective with the completion of the Acquisition and will continue to serve as a director only for the waiting period prescribed by Rule 14f-1 of the Exchange Act, as described above, none of these shares are included in the shares beneficially owned by "All directors and executive officers as a group."

Change in Control

As a result of the Acquisition, Bloom View Investment owns beneficially 9,289,637 shares, representing approximately 30.97%, of our outstanding common stock, and is our largest shareholder.

Directors and Executive Officers, Promoters and Control Persons

Our directors and executive officers are:

Name	Age	Position
Xiao Ming Tang	45	Chairman
Ye Liu	46	Director (1)
Jun Li	38	Director (1)
Bin Wang	38	Director (1)
Hong Chen	31	Director (1)
Zhi Hai Peng	36	Chief Executive Officer
Songtao Liu	40	Chief Financial Officer
Jing Jiang	28	Director (2)

(1) Effective the 10th day after we mail to our shareholders the information required by Rule 14f-1 of the Exchange Act.

(2) Jing Jiang has submitted her resignation as a director but will continue to serve for the waiting period prescribed by Exchange Act Rule 14f-1. See, footnote (1) above.

Xiao Ming Tang became Chairman of our Board of Directors upon the completion of the Acquisition. Since November 2010, Mr. Tang has been Chairman of the Board of FTHG. Mr. Tang is the founder of Shenzhen Feilaifa Aviation Service Co., Ltd., our  subsidiary, and has served as its chairman since 1999, and is responsible for strategic and development planning. From 1995 to 1999, Mr. Tang worked as Business Center manager in the LiJin Hotel in Shenzhen, PRC.  Mr. Tang is also the President, CEO, and the majority shareholder of Bloom View Investments, Ltd., our largest shareholder. Mr. Tang is a member of Association of Professional Executives of China, the vice-chairman of the Shenzhen Aviation of Transportation Association, the vice-chairman of the Baoan Entrepreneurs Association, and the Vice-Chairman of the Shenzhen specialist Council. Mr Tang attended Sichuan Province Communist Party School Corresponding College from September 2002 to July 2006, where he earned a B.S. in economics. From July 2006, to December 2008, Mr. Tang attended the Shenzhen Branch of the University of Northern Virginia where he earned his MBA degree.

Ye Liu will become a Director on the 10th day after we mail to our shareholders the information required by Rule 14f-1 under the Securities Exchange Act. Since March 2010, Mr. Liu has served as Chief Financial Officer of Giant Fortune Investment Management Ltd,, one of our shareholders. From May 2006 to March 2010, Mr. Liu was employed as senior financial director and assistant to the CEO of Eternal Asia Global Supply Chain Management Co., Ltd. where he was responsible for planning and managing the finances of this company. From June 2002 to April 2006, Mr. Liu was employed as the financial director for the Shenzhen Pengfeng Group, where he oversaw the accounting department and was responsible for financial reporting and analysis and reporting to senior management. Mr. Liu attended Hunan University from September 2001 to July 2004, and earned a B.S. in accounting. From September 2008 to July 2010, Mr. Liu attended Asia International Open University where he earned an M.B.A.

Jun Li will become a Director on the 10th day after we mail to our shareholders the information required by Rule 14f-1 under the Exchange Act. Ms. Li has been employed as the President Assistant for Shenzhen Zhijian Times Investment Management Limited since January 2010. From July 2005 to January 2010, Ms. Li was employed as a vice-manager at the Dongguan Konglun Investment Group Limited, where she worked in administration and operational policy. From May 2002 to July 2005 Ms. Li worked as the chief human resource officer for Shenzhen Zitaijing Industrial Corporation Linited where she was responsible for administering this company's overall human resource function. From December 1997 to May 2002, Ms. Li was employed by Flextronix International (Zhuhai) Limited as its human resource manager. With more than 10 years middle to high level management and consulting experience in foreign and private enterprises, Ms. Li is an experienced expert of standardized organizational management, human resource management, operating management, team management, and training management. She also has experience in social resources, management system establishment, training to middle to high level management, enterprise strategy planning, modification of procedures, organization of standardized systems, high business communication skills and accounting and financial record keeping of medium to large sized organizations. From September 1992 to July 1995, Ms. Li attended Henan University where she earned a Diploma in Chinese studies. From March 2006 to January 2008, Ms. Li attended Shan Dong University where she earned a Bachelor degree in business management. Ms. Li attended Shan Dong University from September 2008 to September 2010 where she earned her MBA degree in 2010.

Bin Wang will become a Director on the 10th day after we mail to our shareholders the information required by Rule 14f-1 under the Exchange Act. From January 2006 to October 2010, Mr. Wang served as a Vice President of Universal Travel Group where he was responsible for mergers and acquisitions for the company and branch development. During his tenure, Mr. Wang was involved in four merger transactions and was responsible for establishing twelve branch offices. Mr. Wang is familiar with the operation procedures in the travel service industry, and has excellent communication and leadership skills. Mr. Wang graduated in 1995 from Chonqing Creation Vocation College where he majored in Travel and Tourism.

Hong Chen will become a Director on the 10th day after we mail to our shareholders the information required by Rule 14f-1 under the Exchange Act. Since April 2010, Ms. Chen has served as a Vice General Manager of Shenzhen Feilaifa Aviation Service Co., Ltd., where he is responsible for a variety of company functions including managing revenue and cost accounting, planning and implementation of administrative policy, assisting in product promotion, collection of receivables, and mergers and acquisitions.  From January 2008 to April 2010, Ms. Chen worked as the assistant to the general manager of the Guangdong Xiwen Book Co., Ltd., where she gained experience in corporate administration and human resource management.  From April 2002 to December 2007, Ms. Chen worked as an assistant to a manager and an administrative manager for Lucky Star Aviation Service Co., Ltd. Ms. Chen has years of working experience in large-scale group environments and is well qualified in management, accounting, finance, administration and human resources. Ms. Chen is familiar with the tax system in China. She is team-oriented and has a strong ability in leadership and communication. Ms. Chen graduated from JINAN University with a Bachelor of Finance in 2010. From September 1999 to July 2002, Ms. Chen also attended Southwestern University of Finance and Economics where she majored in accounting by electronic data processing

Zhi Hai Peng became our Chief Executive Officer upon the completion of the Acquisition. Since November 2010, Mr. Peng has served as Chief Executive Officer of FTHG, where he is responsible for the oversight of all of the company's employees and operations. From December 2005 to November 2010, Mr. Peng was the CEO of Shenzhen Feilaifa Aviation Service Co.,Ltd.  From 2000 to 2005, Mr. Peng served as a Vice President of Shenzhen Beirongxin Investment Development Co. Ltd., where he was engaged in project finance and analysis. From 1995 to 2000, Mr. Peng was a civil service worker in Yichang of Hubei foreign economic and trade commission. In 2003, Mr. Peng obtained a Bachelor of Finance degree from China Central Radio and TV University, and in 2007 he earned an MBA degree from Beijing Jiaotong University.

Songtao Liu became our Chief Financial Officer upon completion of the Acquisition. Since October 2010, Ms. Liu has served as the Chief Financial Officer of FTHG.  From June 2009 to September 2010, Ms. Liu was employed as senior financial analysis manager at Wal-Mart (China) Investment Co., Ltd., a subsidiary of Wal-Mart Stores, Inc. (NYSE: WMT), which is the world’s largest retailer, operating more than 300 super-centers and Sam’s Clubs in China. From October 2007 until May 2009, she served as a senior financial manager at China Natural Resources, Inc. (NASDAQ: CHNR), which is engaged in mining, processing and selling zinc concentrate, iron concentrate, gold, silver, copper, sulfuric and coal. From May 2004 to October 2007, she worked as a Senior Financial Manager for Tiens Europe Region, G.M.B.H. where she was in charge of all accounting functions of the company.  From January 2002 to April 2004, she was engaged as an internal auditor with China Merchants Bank (Shenzhen Branch), where she was involved in the verification and accuracy of books and records. From 1990 until March 2004, she was employed by Nanyang Commercial Bank (Shekou Branch) as an accountant. Ms. Liu attended the Shenzhen University in Shenzhen, PRC where she earned a B.S. in international finance in July 1990. She received an MBA in accounting from Saint Joseph’s University, Philadelphia, Pennsylvania in December 2003.

Jing Jiang has been a director of our Company since October 2007 and served as Chairman of the Board until the Acquisition.  In connection with the Acquisition Ms. Jiang tendered her resignation as a director, but will continue to serve for the waiting period until our compliance with Exchange Act Rule 14f-1 with respect to our other new Directors. Prior to the consummation of the Acquisition, Ms, Jiang also served as our Chief Executive Officer, Chief Financial Officer, and Secretary, positions from which she resigned effective at the consummation of the Acquisition. Ms. Jiang is currently employed and has been since September 2006, as assistant president of China US Bridge Capital Ltd. where she is responsible for this company's accounting and internal audit department. Ms. Jiang is also is the Chief Executive Officer and a director of Cosell Investments Ltd., one of our shareholders. Ms. Jiang attended the Nanjing Audit University where she earned a B.S. in 2004

All directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified, or their earlier death, resignation or removal. All officers are appointed annually by the board of directors and, subject to any existing employment agreement, serve at the discretion of the board. Currently, directors receive no compensation in their capacity as directors of the company.

Executive & Director Compensation

Except for compensation payable by FeiLaiFa described below, we do not intend to pay or accrue compensation for any of our new officers or directors until such time as we have the financial capability to do so. We cannot determine at this time when any compensation arrangements will be entered into with our officers and/or directors, or what the terms of any such arrancements may be.

In their capacities as officers of FeiLaiFa, Ms. Chen and Mr. Tang are paid annual salaries of approximately $10,750 and $9,300, respectively, as converted at recent exchange rates.

The following table sets forth compensation paid to, earned by, or accrued for, Jiang Jang, our chief executive officer prior to the completion of the Acquisition, for the year ended December 31, 2010, for service in all capacities. We did not have any other executive officers during 2010. In connection with the Acquisition, Ms. Jiang resigned her positions as our Chief Executive Officer, Chief Financial Officer, and Secretary.

		Annual Compensation				Long Term Compensation
						Restricted		LTIP
					Other Annual	Stock	Options/	payouts	All Other
Name	Title	Year	Salary	Bonus	Compensation	Awarded	SARs (#)	($)	Compensation
Jing Jiang	CEO, CFO	2010	$0	0	0	0	0	0	0
	Secretary	2009	$0	0	0	0	0	0	0

Since inception, we have not paid or accrued any compensation for our chief executive officer or any other executive officer and we have not entered into an employment or consulting agreement with any of our directors or executive officers. We have not granted any equity-based compensation, awards or stock options to our chief executive officer or any other executive officer. We do not have any retirement, pension, profit sharing or stock option plans or insurance or medical reimbursement plans covering our officers and directors. No value has been assigned to any of the services performed by our officers (employees) and no compensation will be awarded to, earned by, or paid to these officers.

Stock Option Plan

We intend to adopt an equity incentive plan and to grant stock options under that plan to our executive officers and directors. We expect that any such plan will provide for the grant of options to acquire, for a period of up to five years, up to 300,000 shares of our common stock to our principal executive officers, and 100,000 shares of our common stock to each of our directors. Furthermore, any option plan we may adopt will be subject to vesting provisions tied to our performance.

Certain Relationships and Related Transactions, and Director Independence

On February 22, 2011, Isdera entered into a Share Exchange Agreement dated February 22, 2011 (the “Exchange Agreement”) with Fantaly Travel Holdings Group Limited, a British Virgin Islands company (“FTHG”), and the shareholders of FTHG hereinafter identified (the “FTHG Shareholders”), pursuant to which Isdera acquired all of the outstanding shares of FTHG in exchange for the issuance of an aggregate of 25,715,600 shares of the common stock of Isdera, or approximately 85.72% of the outstanding shares of the common stock of Isdera.  Following the consummation of the transaction, FTHG became a wholly-owned subsidiary of Isdera. Our Chairman, Xiao Ming Tang, was one of our shareholders prior to the Acquisition and also was the President, CEO, and largest shareholder of Bloom View Investments, Ltd.; which is now our largest shareholder by virtue of the Acquisition.

Giant Fortune Investment Management Limited was a shareholder of FTHG prior to the Acquisition and, as a result of the Acquisition, is now one of our shareholders. Our Director, Mr. Ye Liu has served as Chief Financial Officer of Giant Fortune Investment Management Limited since March 2010.

As of September 30, 2010, and December 31, 2009, the Company owed to a stockholder $153,092 and $135,581, respectively, that was loaned to the Company.  The loan was provided for working capital purposes, is unsecured, non-interest bearing, and has no terms for repayment.

Legal Proceedings

We are not a party to any legal proceedings.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Commencing on July 9, 2007 our common stock has been available for quotation on, and trading through the facilities of the OTCBB under the symbol "INAI.OB." Trading in shares of our common stock is sporadic and has been limited.

 As of the close of business on December 31, 2010, there were approximately 47 holders of record of our common stock. However we believe that there are additional beneficial owners of our common stock who own their shares in “street name.”

Trading in our shares is subject to the provisions of Section 15(g) and Rule 15g-9 of the  Exchange Act, commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3(a)(51)-1 of the Exchange Act.

The Securities and Exchange Commission (the “Commission”) generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions set forth below:

(i)           The equity security is listed on a national securities exchange; or

(ii)          The issuer of the equity security has

(A) net tangible assets in excess of $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if the issuer has been in continuous operation for less than three years; or

(B) average revenue of at least $6,000,000 for the last three years.

Trading in the shares of “penny stocks” is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the Company's common stock and may affect the ability of shareholders to sell their shares.

We have not declared or paid dividends on our common stock since our formation, and do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements, and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Recent Sales of Unregistered Securities and other Matters

Recent Sales

We issued an aggregate of 25,715,600 shares of our common stock to the FTHG Shareholders in connection with the Acquisition.  These shares were issued in a transaction exempt from the registration requirements of the Securities Act under Section 4(2) or Rule 903 of Regulation S of the Securities Act.  None of the FTHG Shareholders is a “US Person” (as defined in Rule 902 of Regulation S) and the certificates representing the shares issued to the FTHG will be endorsed with restrictive legends consistent with those exemptions.

Shares Eligible for Future Sale

We have outstanding 30,000,000 shares of common stock.  Of these shares, 4,284,400 shares are freely tradable without restriction or further registration under the Securities Act.  All of the remaining 25,715,600 shares of common stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities issued by shell companies, like us prior to the Acquisition, or any issuer that has been at any time previously a shell company.  The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•           the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•           the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•           the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•           at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the FTHG Shareholders will not be able to sell any of the total of 25,715,600 shares of common stock that they own pursuant to Rule 144 without registration until one year after the date of this report.

Description of Our Securities

Common Stock

Our authorized capital consists of 500,000,000 shares of common stock, each with a par value of $0.001. As of the close of business on February 22, 2011, we had outstanding 30,000,000 shares of common stock.

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

Our transfer agent is Manhattan Transfer Registrar Company.

Corporate Governance; Board Committees, Code of Ethics.

We currently do not have a compensation committee, a separately designated audit committee, a nominating committee, or a code of ethics. The reasons are because our stock is traded on the OTC Bulletin Board which has no requirement that we establish or adopt any of the foregoing, by virtue of the Acquisition our management is occupied with re-organizing our management and operations, and that our management team is small, and therefore, their activities are sufficiently transparent so as to not currently justify the additional expense of adopting and maintaining these heightened corporate governance features.

Because we have not designated a separate audit committee, our entire Board of Directors functions as our audit committee in accordance with provisions of the Sarbanes-Oxley Acto of 2002, as amended. In this regard, the entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of its independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the registered independent auditors, reviews with management and the registered independent auditors its annual operating results, considers the adequacy of its internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the registered independent auditor and the performance of the registered independent auditor.

We intend to establish the aforementioned committees of the Board of Directors, and adopt a Code of Ethics, at such time as we have an organization of sufficient size and financial resources to do so, or when required by the terms of listing on any national or other securities exchange on which our shares may trade in the future.

Securities Authorized for Issuance under Equity Compensation Plans

As of February 22, 2011, none of our equity securities were authorized to be issued under any compensation plans (including individual compensation arrangements).

Indemnification of Directors and Officers

Although Nevada law allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation, neither our articles of incorporation or bylaws impose an indemnity obligation upon us. In addition, we have not entered into any agreements under which we have assumed such an indemnity obligation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Financial Statements and Supplementary Data

See, Financial Statements and Exhibits, appearing below.

Changes in and Disagreements with Accountants

We have not had any changes in or disagreements with our independent registered public accountants on accounting and financial disclosure or any other matter during the two most recent completed fiscal years through the date of this report.

Item 3.02  Unregistered Sale of Equity Securities

We issued an aggregate of 25,715,600 shares of common stock to the FTHG Shareholders in connection with the Acquisition.  These shares were issued in a transaction exempt from the registration requirements of the Securities Act under Section 4(2) or Rule 903 of Regulation S of the Securities Act.  None of the FTHG Shareholders is a “U.S. Person” (as defined in Rule 902 of Regulation S) and the certificates representing the shares issued to the FTHG Shareholders will be endorsed with restrictive legends consistent with those exemptions.

Item 5.01  Changes in Control of Registrant.

Immediately prior to the completion of the Acquisition on February 22, 2011, Cosell Investments Ltd. owned 1,495,400 shares, or approximately 34.9% of the our common stock, and was our largest shareholder.  Jing Jiang, our President, Chief Executive Officer, Chief Financial Officer, and sole Director immediately prior to the Acquisition, is Chief Executive Officer and a Director of Cosell Investments Ltd. Ms. Jiang is therefore deemed to be the beneficial owner of the shares owned by Cosell Investments Ltd. Ms. Jiang resigned her positions as an officer of our company upon the completion of the Acquisition on February 22, 2011, as well as a director, but will continue to serve as a director for the waiting period prescribed by Rule 14f-1 under the Exchange Act.

With the completion of the Acquisition, Bloom View Investments Ltd., one of the FTHG Shareholders, owns beneficially and of record 9,289,637 shares, or 30.97% of our outstanding shares of common stock, and is our largest shareholder. Our Chairman, Xiaoming Tang, is the President and Chief Executive Officer of Bloom View Investments Ltd. and is therefore deemed to be the beneficial owner of the shares owned by Bloom View Investments Ltd.

There are no agreements, understandings or arrangements among us and the FTHG Shareholders, or to our knowledge, among the FTHG Shareholders, as to the voting of our shares or any particular matter concerning us, including the election of directors or officers; except that it is anticipated that certain of the FTHG Shareholders holding a majority of the outstanding shares of common stock will sign a consent authorizing our name change, previously authorized by our board of directors.

For further information about the Acquisition, please see the information set forth above under Item Item 2.01 of this report, which information is incorporated hereunder by this reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 22, 2011, at the closing of the Acquisition, Jing Jiang tendered her resignation as chief executive officer, chief financial officer, and secretary of Isdera to become effective immediately, as well as her resignation as a director, but she will continue to serve as a director for the waiting period prescribed by Rule 14f-1 under the Exchange Act.

On February 22, 2011, at the closing of the Acquisition : (i) Xiao Ming Tang was elected Chairman of our Board of Directors, and subject to the waiting period prescribed by Rule 14f-1 under the Exchange Act, Ye Liu, Jun Li, Bin Wang, and Hong Chen were elected to our Board of Directors, and (ii) Zhi Hai Peng was elected as our Chief Executive Officer, and Songtao Liu was elected as our Chief Financial Officer. For information concerning these individuals, see Item 2.01 under the caption "Our Directors and Executive Officers, Promoters and Control Persons."

Item 5.06  Change in Shell Company Status.

Prior to the Acquisition, we were “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of the Acquisition, we have acquired subsidiaries that possess operating businesses.  Consequently, we believe that the Acquisition has caused us to cease to be a shell company.  For information about the Acquisition, please see the information set forth above under Item 1.01 and Item 2.01 of this report, which information is incorporated hereunder by this reference.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Report of Independent Registered Public Accounting Firm

FeiLaiFa Balance Sheets as of December 31, 2009 and December 31, 2008

FeiLaiFa Statements of Operations and Other Comprehensive Income for the years ended December 31, 2009 and December 31, 2008

FeiLaiFa Statement of Shareholders' Equity for the years ended December 31, 2009 and 2008

FeiLaiFa Statement of Cash Flows for the years ended December 31, 2009 and December 31, 2008

FeiLaiFa Notes to Financial Statements

Interim Financial Statements (Unaudited):

FeiLaiFa Balance Sheets as of September 30, 2010 and December 31, 2009

FeiLaiFa Statement of Income and Other Comprehensive Income for the nine months ended September 30, 2010 and September 30, 2009

FeiLaiFa Statement of Cash Flows for the nine months ended September 30, 2010 and 2009

FeiLaiFa Notes to Unaudited Financial Statements

(b) Pro forma financial statements

FeiLaiFa Consolidated Pro Forma Balance Sheet as of September 30, 2010, and Consolidated Pro Forma Statement of Income as of September 30, 2010 and December 31, 2009, for the nine-month period and year then ended.

(c) Exhibits

Exhibit No.	Description

2.1
Share Exchange Agreement by and among Isdera North America, Inc. (a Nevada corporation), Cosell Investments, Ltd. (a BVI company); Fantaly Travel Holdings Group Limited (a BVI company), and the Shareholders of Fantaly Travel Holdings Group Limited dated February 22, 2011.

3.1	Articles of Incorporation, as amended (incorporated herein byreference from Exhibit 3.1 to Registrant's Form 8-K filed June 24, 2008.

3.2	Bylaws (incorporated herein by reference from Exhibit 3.1 to Registrant's Form 8-K filed June 24, 2008.

99.	Additional Exhibits.

99.1	Approval of Shenzhen Market Supervisory Authority to acquisition of Shenzhen Feilaifa Aviation Service Co. Ltd. by Link Top Corporation Ltd. including English translationthereof.

99.2	Instrument of Transfer relating to acquisition of Link Top Corporation Limited by Fantaly Travel Holding Group, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2011	ISDERA NORTH AMERICA, INC

/s/ Zhi Hai Peng
Zhi Hai Peng
President &
Chief Executive Officer

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD. FINANCIAL STATEMENTS DECEMBER 31, 2009 AND 2008

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Shenzhen Feilaifa Aviation Service Co. Ltd.

We have audited the accompanying balance sheets of Shenzhen Feilaifa Aviation Service Co. Ltd. as of December 31, 2009 and 2008, and the related statements of income and other comprehensive income, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenzhen Feilaifa Aviation Service Co. Ltd. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008, in conformity with U.S. generally accepted accounting principles.

Goldman Kurland and Mohidin, LLP
Encino, California
January 20, 2011

SHENZHEN FEILAIFA AVIATION SERVICE COMPANY, LTD.
BALANCE SHEETS

	December 31,
	2009	2008

ASSETS
Current Assets:
Cash and equivalents	$1,157,456	$1,019,081
Accounts receivable, net	1,403,287	959,152
Due from related parties	81,383	43,986
Prepaid expenses	843,575	114,624
Deposit for loan	263,266	220,303
Other assets	61,904	68,051

Total Current Assets	3,810,871	2,425,197

Property and equipment, net	217,835	258,983
Long-term trade deposit	752,186	728,458

Total Assets	$4,780,892	$3,412,638

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Short-term loans	$1,925,740	$751,364
Accounts payable	718,469	765,060
Customer deposits	87,427	-
Accrued expenses	871,088	681,035
Taxes payable	378,900	404,847

Total Current Liabilities	3,981,624	2,602,306

Shareholders’ Equity:
Paid in capital	362,297	362,297
Statutory reserve	316,415	316,415
Accumulated deficit	(17,610)	(3,508)
Accumulated other comprehensive income	138,166	135,128

Total Shareholder’s Equity	799,268	810,332

Total Liabilities and Shareholders' Equity	$4,780,892	$3,412,638

See accompanying notes to financial statements.

SHENZHEN FEILAIFA AVIATION SERVICE COMPANY, LTD.
STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Year Ended December 31,
	2009	2008

Net revenues	$10,026,485	$6,926,076
Cost of revenues	2,034,243	1,890,188

Gross profit	7,992,242	5,035,888

Operating expenses:
Selling	1,709,364	912,905
General and administrative	476,710	340,909

Total operating expenses	2,186,074	1,253,814

Operating income	5,806,168	3,782,074

Other (Income) expense:
Interest income	5,014	7,454
Other income	3,595	1,213
Interest expense	(84,722	(4,654
Other expense	(55,997	(27,803

Total other (Income) expense	(132,110	(23,790

Income before income taxes	5,674,058	3,758,284

Income taxes	1,158,062	676,491

Net income	4,515,996	3,081,793

Foreign currency translation adjustment	3,038	60,734
Total comprehensive income	$4,519,034	$3,142,527

See accompanying notes to financial statements.

SHENZHEN FEILAIFA AVIATION SERVICE COMPANY, LTD.
STATEMENTS OF SHAREHOLDERS’ EQUITY

			Retained Earnings	Accumulated Other	Total
	Paid-in Capital	Statutory Reserve	(Accumulated deficit)	Comprehensive Income	Shareholders’ Equity

Balance January 1,2008	$362,297	$24,740	$67,198	$74,394	$528,629

Net income	-	-	3,081,793	-	3,081,793
Dividends	-	-	(2,860,824)	-	(2,860,824)
Transfer to statutory reserve	-	291,675	(291,675)	-	-
Foreign currency translation adjustment	-	-	-	60,734	60,734
Balance December 31,2008	362,297	316,415	(3,508)	135,128	810,332

Net income	-	-	4,515,996	-	4,515,996
Dividends	-	-	(4,530,098)	-	(4,530,098)
Foreign currency translation adjustment	-	-	-	3,038	3,038
Balance December 31, 2009	$362,297	$316,415	$(17,610)	$138,166	$799,268

See accompanying notes to financial statements.

SHENZHEN FEILAIFA AVIATION SERVICE COMPANY, LTD.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008

CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net Income	$4,515,996	$3,081,793
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,488	98,461
Change in operating assets and liabilities:
Accounts receivable	(441,514)	(561,743)
Prepaid expenses	(728,274)	(66,212)
Other assets	6,314	24,981
Long-term trade deposit	(21,905)	(430,895)
Accounts payable	(48,467)	(79,956)
Customer deposits	87,380	(63,994)
Accrued expenses	188,258	377,496
Taxes payable	(26,939)	367,568
Net cash provided by operating activities	3,598,337	2,747,499

CASH USED IN INVESTING ACTIVITIES
Purchase of property and equipment	(24,688)	(57,029)
Net cash used in investing activities	(24,688)	(57,029)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
Repayments of bank loan	(1,098,928)	(165,176)
Proceeds from bank loan	2,270,804	904,880
Deposit for loan	(42,392)	(216,884)
Due from/to related parties	(37,267)	(76,883)
Dividend paid	(4,530,098)	(2,860,825)
Net cash used in financing activities	(3,437,881)	(2,414,888)

Effect of exchange rate changes on cash and equivalents	2,607	50,821

Net change in cash and equivalents	138,375	326,403

Cash and equivalents at beginning of year	1,019,081	692,678
Cash and equivalents at end of year	$1,157,456	$1,019,081

SUPPLEMENTAL DISCLOSURES:
Cash paid during the periods for:
Interest paid	$84,722	$4,654
Taxes paid	$2,535,262	$1,115,031

See accompanying notes to financial statements.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

1           ORGANIZATION

Shenzhen Feilaifa Aviation Service Co., Ltd. (“Feilaifa”, or the “Company”) was incorporated on December 29, 1999 under the laws of the Peoples Republic of China (the “PRC”), in Shenzhen City.

Feilaifa is principally engaged in airline ticketing, train ticketing and hotel reservation service in PRC. The Company uses web-based distribution technologies and a 24-hour nation-wide call center to provide customers with comprehensive ticketing information and the ability to access hotel reservations at discounted rates in major cities across China.

2           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)           Basis of presentation

The Company’s accompanying financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). This basis of accounting differs in certain material respects from that used for the preparation of the books of account of the Company, which are prepared in accordance with accounting principles and relevant financial regulations established by the PRC’s Ministry of Finance (“PRC GAAP”), the accounting standards used in the PRC. The accompanying financial statements reflect adjustments not recorded in the books of account of the Company to present them in conformity with U.S. GAAP.

(b)           Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual financial results could differ significantly from those estimates. Significant items subject to such estimates and assumptions include allowances for doubtful accounts, deferred income tax assets, the useful lives and residual values of property and equipment, the recovery of the carrying value of long-lived assets. The Company is also subject to other risks and uncertainties that may cause actual results to differ from estimated amounts, such as competition, litigation, legislation and regulations in the Travel Agent Industry.

(c)           Foreign currency transactions and translation

We conduct substantially all of our business in China. The Company’s functional currency is the Chinese Yuan (“RMB”). As of December 31, 2009 and 2008 and for the years thereafter, the accounts of the Company were maintained, and its financial statements were expressed in RMB. The accompanying financial statements were translated and presented in the United States dollar (“$”) in accordance with the Foreign Currency Matters Topic of the FASB ASC 830, Foreign Currency Matters (“ASC 830”). Asset and liability accounts are translated at the exchange rate as of the balance sheet dates, equity accounts are stated at their historical rate, revenues and expenses are translated using the average exchange rates for the periods. In accordance with ASC 230, Statement of Cash Flow (“ASC 230”), cash flows are calculated based on the local currencies and translated using the average exchange rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation gains/losses are reported as other comprehensive income. Translation gains/losses from transactions executed in currency other than the functional currency are reported in the statement of income.

(d)           Risks and uncertainties

The Company is subject to substantial risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, foreign currency exchange rates and the volatility of public markets.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

2           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)           Cash and equivalents

Cash and equivalents include cash on hand and demand deposits placed with banks or other financial institutions. The Company considers highly liquid investments readily convertible to known amounts of cash and with original maturities from the date of purchase of three months or less to be cash equivalents. All cash and equivalents are unrestricted as to withdrawal and use. The Company maintains cash and equivalents with various financial institutions mainly in the PRC. Balances at financial institutions or state-owned banks within the PRC are not covered by insurance.

(f)           Accounts receivable

The Company reviews its accounts receivable on a periodic basis and determines if maintaining an allowance is necessary based on the aging of the accounts receivable balance, customer payment history and current creditworthiness, as well as current economic trends. As of December 31, 2009 and 2008, there was no allowance for doubtful accounts.

(g)           Revenue recognition

The Company’s revenues are principally derived from providing air and train ticketing and hotel reservation services. The Company recognizes revenues when all of the following have occurred: persuasive evidence of arrangement with the customer and services has been performed, fees are fixed or determinable and collectability of the fees is reasonably assured, as prescribed by ASC 605-10, Revenue Recognition. These criteria as related to the Company’s revenues are considered to have been met as follows:

Air ticketing services:
Revenue from our air ticketing service is almost 60 percent of our travel-related revenue. We conduct our air ticketing business through contractual arrangements with affiliated Chinese entities as well as local agents for the issuance and delivery of air tickets and collection of air ticketing fares. Commissions from air ticketing services are recognized upon delivery of the ticket to the customer, net of estimated cancellations. Estimated cancellations were insignificant for the years ended December 31, 2009 and 2008. Because we act as an agent in transactions with no risk of loss due to obligations for cancelled airline ticket reservations, we recognize our revenues from air ticketing services on a net basis in the statements of income.

Hotel reservation services:
Revenues from our hotel reservation services are determined by the number of room nights we book and the commissions we earn. Generally, our customers pay hotels directly, and we collect commissions from our suppliers based on the number of room nights our customers stay. Our commission from hotel reservation services is recognized after a hotel customer complete his hotel stay, based on our confirmation with the hotel of the customer’s stay. Because we act as an agent in transactions, do not assume any inventory risk, and have no risk of loss due to obligations for cancelled visits, we recognize our revenues from hotel reservation on a net basis in the statements of income.

Train ticketing services:
Revenues from our train ticketing services are determined by the number of train tickets we sell. In general, our customers pay cash and pick up train tickets from our sales agents and we collect commissions from our suppliers based on the number of trains tickets sold. Because we have no obligation for cancellation, we recognize revenue from train ticketing services on a net basis in the statement of income.

Other travel services:
Other travel services are mainly commissions from insurance companies for sales of travel insurance. The Company recognizes revenue when the travel insurance certificate is issued to the customer, net of cancellations, which were not significant in 2009 or 2008.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

2           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h)           Cost of Revenues

All costs of revenue is associated with revenue directly. Costs of revenue for air and train ticketing and hotel-reservation services mainly is the rental of sales office, telephone, wages, delivery expenses, transportation, vehicles, commissions, depreciation, IT system and related technologies used.

(i)           Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the assets’ estimated useful lives, taking into consideration estimated residual value. When items are retired or otherwise disposed of, profit or loss on disposal is charged to statement of income for the difference between the net book value and proceeds received thereon. Ordinary maintenance and repairs are expensed as incurred. The estimated useful lives of the Company’s property and equipment are as follows:

Building	20 years
Motor vehicles	5 years
Leasehold improvement	3 years
Electronic equipment and office furniture	3 years

(j)           Impairment of long-lived assets

Property and equipment are reviewed for impairment at least annually or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to its estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent the carrying amount of the asset exceeds its fair value. Fair value is determined by various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary. There was no impairment charges on long-lived assets for any of the periods presented.

(k)           Income taxes

Income taxes are provided for using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates or laws is recognized in the statements of income in the period the change in tax rates or tax laws is enacted.

In accordance with ASC subtopic 740-10, Income Taxes, Overall (Pre-Codification: Financial Accounting Standard Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109), the impact of a tax position taken or expected to be taken in a tax return is recognized in the financial statements if that position is not more likely than not to be sustained upon an examination based on the technical merits of position. The Company did not take any a tax position that is not more likely than not to be sustained upon examination and the application of ASC subtopic 740-10 did not have any impact on the financial statements.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(k)       Income taxes (continued)

On March 16, 2007, the PRC government enacted the new Enterprise Income Tax law (“new EIT law”), which unified the income tax rate to 25% for all enterprises. The new EIT law was effective January 1, 2008. The new EIT law and its relevant regulations provide a 5-year transition period from January 1, 2008, for those companies established before March 16, 2007 which were entitled to lower tax rates under the then effective tax laws and regulations, as well as grandfathering certain tax holidays. The Company is entitled to both the transitional tax rates of 18%, 20%, 22%, 24% and 25% for 2008, 2009, 2010, 2011 and 2012 onwards, respectively.

(l)       Loyalty points

The Company’s members earn loyalty points for usage of Company services. The Company provides travel awards and other non-cash gifts to the members upon redemption of loyalty points that are accumulated based on the member’s transactions with the Company. The Company recognizes estimated costs to provide free travel and other non-cash gifts based on historical redemption rates. The liabilities for loyalty points are reduced upon the redemption or expiration of the loyalty points. The estimated costs are included in “selling expenses” in the statements of income and the estimated liabilities are included in “accrued expenses” in the balance sheets

(m)       Advertising expenses

The Company incurs advertising expense consisting of radio, magazine and short messaging service (“SMS”) advertising, and online internet advertising to promote the Company’s brand and services. The Company expenses the production costs associated with advertisements in the period in which the advertisement first takes place in selling expenses. The Company expenses the costs of advertisement as the advertisement is shown. For the years ended December 31, 2009 and 2008, advertising expense was $1,699,714 and $887,973, respectively.

(n)       Operating leases

The Company leases office space under operating leases agreement. Rental expenses are recognized from the date of initial possession of the leased property on a straight-line basis over the term of the lease. Certain lease agreements contain rent holidays, which are recognized on a straight-line basis over the lease term. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease term.

(o)       Retirement and other postretirement benefits

Pursuant to relevant PRC regulations, the Company is required to contribute to various defined contribution plans organized by the PRC government, including retirement, medical and other welfare benefits. The Company is required to make contributions to these plans at a stated contribution rates based on monthly compensation of qualified employees. For the years ended December 31 2009 and 2008, the Company contributed $155,619 and $63,372, respectively to these plans.

The Company has no obligation for the payment of employee benefits associated with these plans beyond the mandatory contributions payable during the period of the employee’s employment with the Company.

(p)       Compensated absences

Regulation 45 of local labor law entitles employees to annual vacation leave after 1 year of service. In general, all leave must be utilized annually, with proper notification. Any utilized leave is cancelled.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(q)          Earnings per share (EPS)

Basic net income/(loss) per share is computed by dividing net income/(loss) by the weighted average number of ordinary shares outstanding during the period. Diluted income/(loss) per share is calculated by dividing net income/(loss) by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Ordinary equivalent shares consist of the ordinary shares issuable upon the exercise of outstanding stock options, stock warrants and the settlement of performance units. Ordinary equivalent shares in the diluted net income/(loss) per share computation are excluded in net loss periods as their effect would be anti-dilutive. For the calculation of basic net income/(loss) and diluted net income/(loss), ordinary shares include ordinary shares and high-vote ordinary shares. As the Company is incorporated under PRC regulations, the Company doesn’t have shares and makes no EPS calculation.

(r)          Commitments and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. In accordance with FASB ASC Topic 450, Contingencies, liabilities for such contingencies are recognized when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

(s)           Statutory reserves

Under the PRC rules and regulations, a company incorporated in the PRC must transfer 10% of the net profit, as determined in accordance with the relevant PRC laws and regulations, to a statutory surplus reserve annually until the reserve balance reaches 50% of the corresponding subsidiaries’ registered capital. The transfer to this reserve must be made before distribution of dividends to shareholders. The statutory surplus reserve can be used to make good previous years’ losses, if any, and may be converted into share capital by the issue of new shares to shareholders in proportion to their existing shareholdings or by increasing the par value of the shares currently held by the shareholders, provided that the balance of the statutory surplus reserve after such issue is not less than 25% of the registered capital.

(t)           Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Substantially all of the Company’s cash is maintained with state-owned banks within the PRC, and these deposits are not covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A portion of the Company’s sales are credit sales which are primarily to corporate customers. The Company reviews its accounts receivable on a periodic basis and determines if maintaining an allowance is necessary based on the aging of the accounts receivable balance, customer’s payment history and its current creditworthiness, as well as current economic trends.

(u)          Segment Reporting

The Company views its business as a one operating segment; however, the Company has different revenue streams. The Company does not maintain separate financial information for each revenue stream.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(v)           Financial instruments

Effective January 1, 2008, the Company adopted the provisions of FASB Statements No. 157, Fair Value Measurements, (subsequently codified as FASB ASC 820, Fair Value Measurements and disclosures (“ASC 820”)), with the exception for nonrecurring, nonfinancial assets and liabilities where adoption has been deferred to the first day of 2010. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•           Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
•           Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
•           Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The fair values of cash, accounts receivable, accounts payable, accrued expenses and other payables approximate their respective carrying amounts due to their short-term nature.

(w)       Recently issued accounting standards

In May 2009, the FASB released SFAS No. 165 (subsequently codified as ASC 855), Subsequent Events, which establishes the accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. ASC 855 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements as well as the circumstances under which the entity would recognize them and the related disclosures an entity should make. In February 2010, the FASB released Accounting Standards Updates 2010-09, or ASU 2010-09, which amends ASC 855. ASU 2010-09 provides that an SEC filer is required to evaluate subsequent events through the date the financial statements are issued (the “Date”) and is not required to disclose the Date. Both these authoritative literature references were effective for interim or annual reporting periods ending after June 15, 2009. The adoption of these standards had no significant impact on the Company’s financial condition, results of operations or cash flows, but has an impact on the Company’s disclosure.

In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles -Overall (Pre-Codification: SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162), which establishes the FASB Accounting Standards Codification as the single source of authoritative accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. ASC 105 was effective for financial statements issued for interim and annual periods ending after September 15, 2009. This statement is effective for our reporting period ended on December 31, 2009. Our references made to U.S. GAAP use the new Codification numbering system prescribed by the FASB. As the Codification is not intended to change or alter existing U.S. GAAP, the adoption of ASC 105 had no impact on the Company’s financial statements.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(w)       Recently issued accounting standards (Continued)

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (ASC 810-10), which amended guidance for consolidation of variable interest entities by replacing the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity which an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. This Statement will be effective as of the beginning of each reporting entity’s first annual reporting period after November 15, 2009, and for interim and annual reporting periods thereafter. Early adoption is prohibited. The adoption of ASC 810 had no material impact on the Company’s financial condition or results of operations.

In August 2009, the FASB released Accounting Standards Update 2009-05 (“ASU 2009-05”), Fair Value Measurements and Disclosures (Topic 820) - Measuring Liabilities at Fair Value. ASU 2009-05 clarified that the fair value of a liability may be determined using the perspective of an investor that held the related obligation as an asset. ASU 2009-05 addressed practice difficulties caused by the tension between fair-value measurements based on the price that would be paid to transfer a liability to a new obligor and contractual or legal requirements that prevent such transfers from taking place. ASU 2009-05 is effective for interim and annual periods beginning after August 27, 2009. Management is in the process of evaluating the impact, if any, of applying these provisions on the Company’s financial position and results of operations.

In January 2010, the FASB issued ASU 2010-06, Improving disclosure about Fair Value Measurements. The update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-06 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements, which eliminates the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events. ASC No. 2010-09 is effective for its fiscal quarter beginning after December 15, 2010. The adoption of ASC No. 2010-09 will not have a material impact on the Company’s financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future consolidated financial statements.

3       RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

3       RELATED PARTY TRANSACTIONS (Continued)

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Runxintong	Entity is controlled by Mr. Xiaoming Tang, who is a shareholder of the Company.
Daxiang Feng	Vice chairmen of board
Qunlian Zhai	Wife of Mr. Xiaoming Tang

From time to time, the Company advanced funds to related parties as shown below. These advances were non-interest bearing, unsecured and payable on demand.

Due from related parties:	December 31,
	2009	2008
Runxintong	$4,694	$37,548
Daxiang Feng	(104)	937
Qunlian Zhai	76,793	5,501
Total due from related parties	$81,383	$43,986

4       PREPAID EXPENSES

Prepaid expenses consisted of the following:

	December 31,
	2009	2008
Prepaid advertising	$438,776	$4,377
Advances to railway authorities. “Deposit for issuing train tickets; balance is refundable, if train ticketing business discontinues”	366,537	80,764
Advance to employees	15,917	14,893
Other	22,345	14,590
	$843,575	$114,624

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

5           PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	December 31,
	2009	2008
Building	$38,614	$38,516
Motor vehicles	192,137	184,468
Leasehold improvements	133,722	133,391
Electronic equipment and office furniture	320,798	302,556
Total property and equipment	685,271	658,931
Less: Accumulated depreciation and amortization	467,436	399,948
Total property and equipment, net	$217,835	$258,983

Depreciation and amortization of property and equipment was allocated to the following expense items:

	Year Ended December 31,
	2009	2008

Cost of revenues	$14,059	$47,550
General administration expenses	53,429	50,911
Total depreciation and amortization	$67,488	$98,461

6           LONG TERM TRADE DEPOSITS

As of December 31, 2009 and 2008, the Company paid $752,186 and $728,458, respectively, as trade deposit to Airline carriers.

7           SHORT-TERM LOANS

As of December 31, 2009 and 2008, the Company had short-term loans of $1,925,740 and $751,364 at 5.841%. The short-term loans were obtained from a financial institution for general working capital purposes and were secured by a security deposit of $263,266 and $220,303 as of December 31, 2009 and 2008. These loans were paid off in November 2010.

8           ACCRUED EXPENSES

Accrued expenses consisted of the following:

	December 31,
	2009	2008
Security deposits from sales agents	$107,504	$183,536
Rent	38,506	-
Accrued payroll and bonus	637,920	434,595
Loyalty points	35,042	25,324
Other	52,116	37,580
Total accrued expenses	$871,088	$681,035

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

9           TAXES PAYABLES

Taxes payables consisted of the following:

	December 31,
	2009	2008
Income taxes	$321,450	$340,679
Business taxes	54,315	60,990
Other	3,135	3,178
Total taxes payable	$378,900	$404,847

10           INCOME TAXES

Prior to January 1, 2008, the PRC’s statutory income tax rate was 33%. The Company is located and operates in the Shenzhen Special Economic Zone in the PRC, and subject to a tax rate of 15% before January 1, 2008.

On March 16, 2007, the PRC government enacted the new Enterprise Income Tax law (“new EIT law”), which unified the income tax rate to 25% for all enterprises. The new EIT law was effective January 1, 2008. The new EIT law and its relevant regulations provide a 5-year transition period from January 1, 2008 for companies established before March 16, 2007 which were entitled to lower tax rates under the then effective tax laws and regulations, as well as grandfathering certain tax holidays.

The Company is entitled to both the transitional tax rates of 18%, 20%, 22%, 24% and 25% for 2008, 2009, 2010, 2011 and 2012 onwards, respectively.

The reconciliation to the Company’s expected tax rate of income tax expense is as follows:

	December 31,
	2009	2008
PRC Statutory tax rate	25%	25%

Computed expected income tax	$1,418,515	$939,571
	(283,703)	(263,080)
Non deductible advertising	34,808	-
Other	(11,558)	-
Income tax expense	$1,158,062	$676,491

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

11           CONCENTRATIONS

The Company derives income from various Airlines. Most revenue is cleared through the International Air Transport Association (“IATA”), a centralized reporting platform.

For the years ended December 2009 and 2008, the Company’s largest five customers accounted for approximately 47.54% and 62.5%, respectively, of the Company’s revenue.

Revenues by each major category were as follows:

	Year Ended December 31,
	2009	2008
Air ticketing	$5,909,517	$4,084,648
Train ticketing	77,163	91,823
Hotel reservation	4,098,333	2,738,484
Other	471,390	358,548
Total revenue	10,556,403	7,273,503
Less: Sales tax	529,918	347,427
Net revenue	$10,026,485	$6,926,076

12       COMMITMENTS AND CONTINGENCIES

(a)       Operating lease commitments

The Company leases real estate under operating lease agreements with most terms ranging from 3 to 5 years. Future minimum leases payments under these non-cancellable lease agreements as of December 31, 2009 were as follows by years:

Year ending December 31,
2010	$176,080
2011	132,712
2012	65,348
2013	22,468
2014	23,353
Total	$419,963

Rent expense for the years ending December 31, 2009 and 2008 was $212,852 and $166,842, respectively.

(b)       Capital commitments

As of December 31, 2009, the Company has no contractual capital commitments.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

13           SUBSEQUENT EVENTS

On November 25, 2010, a shareholder of the Company entered into an agreement with Link Top Corporation Limited (“Link Top”), incorporated in Hongkong under the laws of Hongkong in March 2010, pursuant to which Link Top acquired all of outstanding shares of the Company for RMB3,000,000 ($450,214). As a result, the Company became a wholly foreign owned enterprise under the Chinese Company Law.

On November 26, 2010, Link Top entered into an agreement with Fantaly Travel Holdings Group, Ltd. (“Fantaly”), a British Virgin Islands corporation, pursuant to which Fantaly acquired all of the outstanding stock of Link Top for HK$1.00. As a result, the Company became an indirectly owned subsidiary of Fantaly.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD. FINANCIAL STATEMENTS SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.

INDEX TO FINANCIAL STATEMENTS

SEPTEMBER 2010

Pages

Balance Sheets as of September 30, 2010 and December 31, 2009	F-21

Statements of Income and Other Comprehensive Income
Nine Months Ended September 30, 2010 and 2009	F-22

Statements of Cash Flows
Nine Months Ended September 30, 2010 and 2009	F-23

Notes to Unaudited Financial Statements	F-24

SHENZHEN FEILAIFA AVIATION SERVICE COMPANY, LTD.
BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	Unaudited
ASSETS
Current Assets:
Cash and equivalents	$1,384,239	$1,157,456
Accounts receivable, net of allowance for doubtful accounts of $50,404 and $0 at September 30, 2010 and December 31, 2009, respectively	2,542,854	1,403,287
Due from related parties	45,875	81,383
Prepaid expenses	1,013,746	843,575
Deferred tax asset	11,089	-
Deposit for loan	268,733	263,266
Other assets	72,589	61,904

Total Current Assets	5,339,125	3,810,871

Property and equipments, net	274,281	217,835
Long-term trade deposit	767,807	752,186
Long-term deferred charge	36,428	-

Total Assets	$6,417,641	$4,780,892

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term loans	$1,212,284	$1,925,740
Loan from third parties	1,431,835	-
Accounts payable	1,105,453	718,469
Due to related parties	188,175	-
Customer deposits	132,071	87,427
Accrued expenses	457,830	871,088
Taxes payable	410,775	378,900

Total Current Liabilities	4,938,423	3,981,624

Shareholders’ Equity:
Paid in capital	362,297	362,297
Statutory reserve	316,415	316,415
Retained earnings (Accumulated deficit)	623,978	(17,610)
Accumulated other comprehensive income	176,528	138,166

Total Shareholders’ Equity	1,479,218	799,268

Total Liabilities and Shareholders’ Equity	$6,417,641	$4,780,892

See accompanying notes to the financial statements

SHENZHEN FEILAIFA AVIATION SERVICE COMPANY, LTD.
STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(Unaudited)

	Nine months Ended September 30,
	2010	2009

Net revenues	$8,592,670	$7,174,063
Cost of revenues	1,445,832	1,186,528

Gross profit	7,146,838	5,987,535

Operating expenses:
Selling	1,245,784	1,258,574
General and administrative	386,136	261,759

Total operating expenses	1,631,920	1,520,333

Operating income	5,514,918	4,467,202

Other Income (Expense):
Interest income	2293	4,312
Other income	1,756	3,594
Interest expense	(161,160)	(39,910)
Other expense	(101,308)	(52,027)

Total other income (expense)	(258,419)	(84,031)

Income before income taxes	5,256,499	4,383,171

Income taxes	1,145,533	873,405

Net income	4,110,966	3,509,766

Foreign currency translation adjustment	38,362	3,405

Total comprehensive income	$4,149,328	$3,513,171

See accompanying notes to the financial statements

SHENZHEN FEILAIFA AVIATION SERVICE COMPANY, LTD.
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2010	2009

CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net Income	$4,110,966	$3,509,766
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	41,041	51,150
Provision for bad debts	49,530	-
Deferred tax asset	(10,897)	-
Change in operating assets and liabilities:
Accounts receivable	(1,140,683)	65,583
Prepaid expenses	(150,004)	93,544
Other assets	(9,235)	1,213
Long-term trade deposits	-	(163,478)
Long-term deferred charge	(35,796)	-
Accounts payable	365,606	(362,010)
Customer deposits	42,084	-
Accrued expenses	(423 ,861)	(448,966)
Taxes payable	23,589	(67,873)
Net cash provided by operating activities	2,862,340	2,678,929

CASH USED IN INVESTING ACTIVITIES
Purchase of property and equipment	(81,811)	(22,519)
Net cash used in investing activities	(81,811)	(22,519)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
Repayments of bank loan	(2,288,186)	(160,892)
Proceeds from bank loan	1,547,815	1,130,331
Proceeds from third parties	1,406,986	-
Due from/to related parties	221,460	(18,279)
Deposit for loan	-	74,534
Dividend paid	(3,469,378)	(2,910,411)
Net cash used in financing activities	(2,581,303)	(1,884,717)

Effect of exchange rate changes on cash and equivalents	27,557	3,028

Net change in cash and equivalents	226,783	774,721

Cash and equivalents at beginning of year	1,157,456	1,019,081
Cash and equivalents at end of year	$1,384,239	$1,793,802

SUPPLEMENTAL DISCLOSURES:
Cash paid during the periods for:
Interest paid	$13,014	$39,910
Taxes paid	$2,140,188	$1,319,380

See accompanying notes to the financial statements

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009
(Unaudited)

1           ORGANIZATION

Shenzhen Feilaifa Aviation Service Co., Ltd. (“Feilaifa”, or the “Company”) was incorporated on December 29, 1999 under the laws of the Peoples Republic of China (the “PRC”), in Shenzhen City.

Feilaifa is principally engaged in airline and train ticketing and hotel reservation service in PRC. The Company uses web-based distribution technologies and a 24-hour nation-wide call center to provide customers with comprehensive ticketing information and the ability to access hotel reservations at discounted rates in major cities across China.

2           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)       Basis of presentation

The Company’s accompanying financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). This basis of accounting differs in certain material respects from that used for the preparation of the books of account of the Company, which are prepared in accordance with accounting principles and relevant financial regulations established by the PRC’s Ministry of Finance (“PRC GAAP”), the accounting standards used in the PRC. The accompanying financial statements reflect adjustments not recorded in the books of account of the Company to present them in conformity with U.S. GAAP.

(b)	Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual financial results could differ significantly from those estimates. Significant items subject to such estimates and assumptions include allowances for doubtful accounts, deferred income tax assets, the useful lives and residual values of property and equipment, the recovery of the carrying value of long-lived assets. The Company is also subject to other risks and uncertainties that may cause actual results to differ from estimated amounts, such as competition, litigation, legislation and regulations in the Travel Agent Industry.

(c)        Foreign currency transactions and translation

We conduct substantially all of our business in China. The Company’s functional currency is the Chinese Yuan (“RMB”). As of September 30, 2010 and for the years thereafter, the accounts of the Company were maintained, and its financial statements were expressed in RMB. The accompanying financial statements were translated and presented in the United States dollar (“$”) in accordance with the Foreign Currency Matters Topic of the FASB ASC 830, Foreign Currency Matters (“ASC 830”). Asset and liability accounts are translated at the exchange rate as of the balance sheet dates, equity accounts are stated at their historical rate, revenues and expenses are translated using the average exchange rates for the periods. In accordance with ASC 230, Statement of Cash Flow (“ASC 230”), cash flows are calculated based on the local currencies and translated using the average exchange rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation gains/losses are reported as other comprehensive income. Translation gains/losses from transactions executed in currency other than the functional currency are reported in the statement of income.

(d)        Risks and uncertainties

The Company is subject to substantial risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, foreign currency exchange rates and the volatility of public markets.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

2           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)       Cash and equivalents

Cash and equivalents include cash on hand and demand deposits placed with banks or other financial institutions. The Company considers highly liquid investments readily convertible to known amounts of cash and with original maturities from the date of purchase of three months or less to be cash equivalents. All cash and equivalents are unrestricted as to withdrawal and use. The Company maintains cash and equivalents with various financial institutions mainly in the PRC. Balances at financial institutions or state-owned banks within the PRC are not covered by insurance.

(f)       Accounts receivable

The Company reviews its accounts receivable on a periodic basis and determines if maintaining an allowance is necessary based on the aging of the accounts receivable balance, customer payment history and current creditworthiness, as well as current economic trends. As of September 30, 2010 and December 31, 2009, the allowance for doubtful account was $50,404 and $0, respectively.

(g)       Revenue recognition

The Company’s revenues are principally derived from providing air and train ticketing and hotel reservation services. The Company recognizes revenues when all of the following have occurred: persuasive evidence of arrangement with the customer and services has been performed, fees are fixed or determinable and collectability of the fees is reasonably assured, as prescribed by ASC 605-10, Revenue Recognition. These criteria as related to the Company’s revenues are considered to have been met as follows:

Air ticketing services:
Revenue from our air ticketing service is almost 60 percent of our travel-related revenue. We conduct our air ticketing business through contractual arrangements with affiliated Chinese entities as well as local agents for the issuance and delivery of air tickets and collection of air ticketing fares. Commissions from air ticketing services are recognized upon delivery of the ticket to the customer, net of estimated cancellations. Estimated cancellations were insignificant for the nine months ended September 30, 2010 and 2009. Because we act as an agent in transactions with no risk of loss due to obligations for cancelled airline ticket reservations, we recognize our revenues from air ticketing services on a net basis in the statements of income.

Hotel reservation services:
Revenues from our hotel reservation services are determined by the number of room nights we book and the commissions we earn. Generally, our customers pay hotels directly, and we collect commissions from our suppliers based on the number of room nights our customers stay. Our commission from hotel reservation services is recognized after a hotel customer complete his hotel stay, based on our confirmation with the hotel of the customer’s stay. Because we act as an agent in transactions, do not assume any inventory risk, and have no risk of loss due to obligations for cancelled visits, we recognize our revenues from hotel reservation on a net basis in the statements of income.

Train ticketing services:
Revenues from our train ticketing services are determined by the number of train tickets we sell. In general, our customers pay cash and pick up train tickets from our sales agents and we collect commissions from our suppliers based on the number of trains tickets sold. Because we have no obligation for cancellation, we recognize revenue from train ticketing services on a net basis in the statement of income.

Other travel services:
Other travel services are mainly commissions from insurance companies for sales of travel insurance. The Company recognizes revenue when the travel insurance certificate is issued to the customer, net of cancellations, which were not significant in 2010 or 2009.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h)       Cost of Revenues

All costs of revenues is associated with revenue directly. Costs of revenues for air and train ticketing and hotel-reservation services mainly are the rental of sales office, telephone, wages, delivery expenses, transportation, vehicles, commissions, depreciation, IT system and related technologies used.

(i)        Property and equipments

Property and equipments are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the assets’ estimated useful lives, taking into consideration estimated residual value. When items are retired or otherwise disposed of, profit or loss on disposal is charged to statement of income for the difference between the net book value and proceeds received thereon. Ordinary maintenance and repairs are expensed as incurred. The estimated useful lives of the Company’s property and equipment are as follows:

Building	20 years
Motor vehicles	5 years
Leasehold improvement	3 years
Electronic equipment and office furniture	3 years

(j)        Impairment of long-lived assets

Property and equipments are reviewed for impairment at least annually or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to its estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent the carrying amount of the asset exceeds its fair value. Fair value is determined by various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary. There was no impairment charges on long-lived assets for any of the periods presented.

(k)       Income taxes

Income taxes are provided for using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates or laws is recognized in the statements of income in the period the change in tax rates or tax laws is enacted.

In accordance with ASC subtopic 740-10, Income Taxes, Overall (Pre-Codification: Financial Accounting Standard Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109), the impact of a tax position taken or expected to be taken in a tax return is recognized in the financial statements if that position is not more likely than not to be sustained upon an examination based on the technical merits of position. The Company did not take any a tax position that is not more likely than not to be sustained upon examination and the application of ASC subtopic 740-10 did not have any impact on the financial statements.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(k)      Income taxes (continued)

On March 16, 2007, the PRC government enacted the new Enterprise Income Tax law (“new EIT law”), which unified the income tax rate to 25% for all enterprises. The new EIT law was effective January 1, 2008. The new EIT law and its relevant regulations provide a 5-year transition period from January 1, 2008, for those companies established before March 16, 2007 which were entitled to lower tax rates under the then effective tax laws and regulations, as well as grandfathering certain tax holidays. The Company is entitled to both the transitional tax rates of 18%, 20%, 22%, 24% and 25% for 2008, 2009, 2010, 2011 and 2012 onwards, respectively.

(l)       Loyalty points

The Company’s members earn loyalty points for usage of Company services. The Company provides travel awards and other non-cash gifts to the members upon redemption of loyalty points that are accumulated based on the member’s transactions with the Company. The Company recognizes estimated costs to provide free travel and other non-cash gifts based on historical redemption rates. The liabilities for loyalty points are reduced upon the redemption or expiration of the loyalty points. The estimated costs are included in “selling expenses” in the statements of income and the estimated liabilities are included in “accrued expenses” in the balance sheets.

(m)     Advertising expenses

The Company incurs advertising expense consisting of radio, magazine and short messaging service (“SMS”) advertising, and online internet advertising to promote the Company’s brand and services. The Company expenses the production costs associated with advertisements in the period in which the advertisement first takes place in selling expenses. The Company expenses the costs of advertisement as the advertisement is shown. For the nine months ending September 30, 2010 and 2009, advertising expense was $1,265,093 and $1,258,574, respectively.

(n)      Operating leases

The Company leases office space under operating leases agreement. Rental expenses are recognized from the date of initial possession of the leased property on a straight-line basis over the term of the lease. Certain lease agreements contain rent holidays, which are recognized on a straight-line basis over the lease term. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease term.

(o)      Retirement and other postretirement benefits

Pursuant to relevant PRC regulations, the Company is required to contribute to various defined contribution plans organized by the PRC government, including retirement, medical and other welfare benefits. The Company is required to make contributions to these plans at a stated contribution rates based on monthly compensation of qualified employees. For the nine months ended September 30, 2010 and 2009, the Company contributed $46,867 and $26,680, respectively, to these plans.

The Company has no obligation for the payment of employee benefits associated with these plans beyond the mandatory contributions payable during the period of the employee’s employment with the Company.

(p)      Compensated absences

Regulation 45 of local labor law entitles employees to annual vacation leave after 1 year of service. In general, all leave must be utilized annually, with proper notification. Any utilized leave is cancelled.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(q)       Earnings per share (EPS)

Basic net income/(loss) per share is computed by dividing net income/(loss) by the weighted average number of ordinary shares outstanding during the period. Diluted income/(loss) per share is calculated by dividing net income/(loss) by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Ordinary equivalent shares consist of the ordinary shares issuable upon the exercise of outstanding stock options, stock warrants and the settlement of performance units. Ordinary equivalent shares in the diluted net income/(loss) per share computation are excluded in net loss periods as their effect would be anti-dilutive. For the calculation of basic net income/(loss) and diluted net income/(loss), ordinary shares include ordinary shares and high-vote ordinary shares. As the Company is incorporated under PRC regulations, the Company doesn’t have shares and makes no EPS calculation.

(r)       Commitments and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. In accordance with FASB ASC Topic 450, Contingencies, liabilities for such contingencies are recognized when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

(s)       Statutory reserves

Under the PRC rules and regulations, a company incorporated in the PRC must transfer 10% of the net profit, as determined in accordance with the relevant PRC laws and regulations, to a statutory surplus reserve annually until the reserve balance reaches 50% of the corresponding subsidiaries’ registered capital. The transfer to this reserve must be made before distribution of dividends to shareholders. The statutory surplus reserve can be used to make good previous years’ losses, if any, and may be converted into share capital by the issue of new shares to shareholders in proportion to their existing shareholdings or by increasing the par value of the shares currently held by the shareholders, provided that the balance of the statutory surplus reserve after such issue is not less than 25% of the registered capital.

(t)        Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Substantially all of the Company’s cash is maintained with state-owned banks within the PRC, and these deposits are not covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A portion of the Company’s sales are credit sales which are primarily to corporate customers. The Company reviews its accounts receivable on a periodic basis and determines if maintaining an allowance is necessary based on the aging of the accounts receivable balance, customer’s payment history and its current creditworthiness, as well as current economic trends.

(u)        Segment Reporting

The Company views its business as a one operating segment; however, the Company has different revenue streams. The Company does not maintain separate financial information for each revenue stream.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(v)        Financial instruments

Effective January 1, 2008, the Company adopted the provisions of FASB Statements No. 157, Fair Value Measurements, (subsequently codified as FASB ASC 820, Fair Value Measurements and disclosures (“ASC 820”)), with the exception for nonrecurring, nonfinancial assets and liabilities where adoption has been deferred to the first day of 2010. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

• Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
• Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
• Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The fair values of cash, accounts receivable, accounts payable, accrued expenses and other payables approximate their respective carrying amounts due to their short-term nature.

(w)       Recently issued accounting standards

In May 2009, the FASB released SFAS No. 165 (subsequently codified as ASC 855), Subsequent Events, which establishes the accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. ASC 855 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements as well as the circumstances under which the entity would recognize them and the related disclosures an entity should make. In February 2010, the FASB released Accounting Standards Updates 2010-09, or ASU 2010-09, which amends ASC 855. ASU 2010-09 provides that an SEC filer is required to evaluate subsequent events through the date the financial statements are issued (the “Date”) and is not required to disclose the Date. Both these authoritative literature references were effective for interim or annual reporting periods ending after June 15, 2009. The adoption of these standards had no significant impact on the Company’s financial condition, results of operations or cash flows, but has an impact on the Company’s disclosure.

In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles -Overall (Pre-Codification: SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162), which establishes the FASB Accounting Standards Codification as the single source of authoritative accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. ASC 105 was effective for financial statements issued for interim and annual periods ending after September 15, 2009. This statement is effective for our reporting period ended on December 31, 2009. Our references made to U.S. GAAP use the new Codification numbering system prescribed by the FASB. As the Codification is not intended to change or alter existing U.S. GAAP, the adoption of ASC 105 had no impact on the Company’s financial statements.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(w)       Recently issued accounting standards (Continued)

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (ASC 810-10), which amended guidance for consolidation of variable interest entities by replacing the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity which an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. This Statement will be effective as of the beginning of each reporting entity’s first annual reporting period after November 15, 2009, and for interim and annual reporting periods thereafter. Early adoption is prohibited. The adoption of ASC 810 had no material impact on the Company’s financial condition or results of operations.

In August 2009, the FASB released Accounting Standards Update 2009-05 (“ASU 2009-05”), Fair Value Measurements and Disclosures (Topic 820) - Measuring Liabilities at Fair Value. ASU 2009-05 clarified that the fair value of a liability may be determined using the perspective of an investor that held the related obligation as an asset. ASU 2009-05 addressed practice difficulties caused by the tension between fair-value measurements based on the price that would be paid to transfer a liability to a new obligor and contractual or legal requirements that prevent such transfers from taking place. ASU 2009-05 is effective for interim and annual periods beginning after August 27, 2009. Management is in the process of evaluating the impact, if any, of applying these provisions on the Company’s financial position and results of operations.

In January 2010, the FASB issued ASU 2010-06, Improving disclosure about Fair Value Measurements. The update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-06 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements, which eliminates the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events. ASC No. 2010-09 is effective for its fiscal quarter beginning after December 15, 2010. The adoption of ASC No. 2010-09 will not have a material impact on the Company’s financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future consolidated financial statements.

3           ACCOUNT RECEIVABLE

As of September 30, 2010 and December 31, 2009, accounts receivable consisted of the following:

	September 30,	December 31,
	2010	2009
Accounts receivable	$2,593,258	$1,403,287
Less: Allowance for doubtful account	(50,404)	-
Accounts receivable, net	$2,542,854	$1,403,287

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

4       RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Runxintong	Entity is controlled by Mr. Xiaoming Tang, who is a shareholder of the Feilaifa.
Daxiang Feng	Vice chairmen of board
Qunlian Zhai	Wife of Mr. Xiaoming Tang

From time to time, the Company advanced funds to related parties as shown below. These advances were non-interest bearing, unsecured and payable on demand.

	September 30,	December 31,
	2010	2009
Qunlian Zhai	$-	$76,793
Daxiang Feng	-	(104)
Runtonglian	45,875	4,694
Total due from related parties	$45,875	$81,383

	September 30,	December 31,
	2010	2009
Qunlian Zhai	$188,068	$-
Daxiang Feng	107	-
Total due to related parties	$188,175	$-

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

5           PREPAID EXPENSES

Prepaid expenses consisted of the following:

	September 30,	December 31,
	2010	2009
Prepaid advertising	$203,043	$438,776
Advance to railway authorities. “Deposit for issuing train tickets; balance is refundable, if train ticketing business discontinues.”	585,405	366,537
Advance to employees for business expenses	70,898	15,917
Advance to ticket suppliers. “Deposit for issuing air tickets, balance is refundable, if air ticketing business discontinues.	153,729	22,345
Other	671	-
	$1,013,746	$843,575

6           PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	September 30,	December 31,
	2010	2009
Building	$39,415	$38,614
Motor vehicles	196,127	192,137
Leasehold improvement	200,126	133,722
Electronic equipment and office furniture	347,090	320,798
Total property and equipment	782,758	685,271
Less: Accumulated depreciation and amortization	508,477	467,436
Total property and equipment, net	$274,281	$217,835

Depreciation and amortization of property and equipment was allocated to the following expense items:

	September 30,
	2010	2009
Operating costs:
Cost of revenue:	$30,781	$17,771
General administration expenses:	10,260	33,379
Total depreciation and amortization expenses:	$41,041	$51,150

7       LONG TERM TRADE DEPOSITS

As of September 30, 2010 and December 31, 2009, the Company had $767,807and $752,186, respectively, as trade deposit to Airline carriers.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

8       SHORT-TERM LOANS

As of September 30, 2010 and December 31, 2009, the Company had short-term bank borrowings of $1,212,284 and $1,925,740 with an interest rate of 5.841%. The short-term bank borrowings were obtained from a financial institution for general working capital purposes and were paid off in November 2010.

9       LOANS FROM THIRD PARTIES

As of September 30, 2010 and December 31, 2009, the Company had short-term borrowings of $1,431,835 and $0 from non-financial institution for general working capital purposes. The short-term borrowings were paid off on the maturity date (maximum 45 days).

10           ACCRUED EXPENSES

Accrued expenses consisted of the following:

	September 30,	December 31,
	2010	2009
Deposit received	$108,593	$107,504
Accrued payroll	125,711	637,920
Loyalty points payable	84,372	56,582
Rental payable	47,316	16,966
Other payables	91,838	52,116
Total accrued expense	$457,830	$871,088

11           TAXES PAYABLES

Taxes payables consisted of the following:

	September 30,	December 31,
	2010	2009
Income taxes payable	$357,849	$321,450
City maintenance and construction taxes payable	508	543
Taxes payable for educational surtax and surcharge	1,524	1,629
Business taxes payable	50,792	54,316
Individual income taxes payable	-	433
Other taxes payable	102	529
Total taxes payable	$410,775	$378,900

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

12           INCOME TAXES

Prior to January 1, 2008, the PRC’s statutory income tax rate was 33%. The Company is located and operates in the Shenzhen Special Economic Zone in the PRC, and subject to a tax rate of 15% before January 1, 2008.

On March 16, 2007, the PRC government enacted the new Enterprise Income Tax law (“new EIT law”), which unified the income tax rate to 25% for all enterprises. The new EIT law was effective January 1, 2008. The new EIT law and its relevant regulations provide a 5-year transition period from January 1, 2008 for companies established before March 16, 2007 which were entitled to lower tax rates under the then effective tax laws and regulations, as well as grandfathering certain tax holidays.

The Company is entitled to both the transitional tax rates of 18%, 20%, 22%, 24% and 25% for 2008, 2009, 2010, 2011 and 2012 onwards, respectively.

The reconciliation to the Company’s expected tax rate of income tax expense is as follows:

	September 30,
	2010	2009
PRC Statutory tax rate	25%	25%

Computed expected income tax (benefit) expense	$1,314,125	$1,095,793
Tax holiday	(157,695)	(219,159)
Non-deductible allowance for doubtful account	(10,897)	-
Non deductible advertising expense exceeding predetermined amount	-	(3,229)
Others	-	-
Income tax expense	$1,145,533	$873,405

Current income tax expense	1,135,319	873,405
Deferred income tax benefit	11,089	-
Foreign currency translation adjustment	(875)	-
	$1,145,533	$873,405

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

13           CONCENTRATIONS

The Company derives income from various Airlines. Most revenue is cleared through the International Air Transport Association (“IATA”), a centralized reporting platform.

Revenues by each major category were as follows:

	September 30,
	2010	2009
Air ticketing	$5,018,197	$4,246,352
Train ticketing	93,420	63,030
Hotel reservation	3,663,238	2,914,936
Others	268,938	327,757
Total revenue	$9,043,793	$7,552,075
Less: Sales tax and plus	451,123	378,012
Net revenue	$8,592,670	$7,174,063

14       COMMITMENTS AND CONTINGENCIES

(a)       Operating lease commitments

The Company leases real estate under operating lease agreements with most terms ranging from 3 to 5 years. Future minimum leases payments under these non-cancellable lease agreements as of September 30, 2010 were as follows by years:

Year ending December 31,
2011	$132,712
2012	65,348
2013	22,468
2014	23,353
Total	$243,881

Rent expense for the nine month ending September 30, 2010 and 2009 was $217,481 and $123,558, respectively.

(b)       Capital commitments

As of September 30, 2010, the Company has no contractual capital commitments.

SHENZHEN FEILAIFA AVIATION SERVICE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

15           SUBSEQUENT EVENTS

On November 25, 2010, the shareholders of the Company entered into an agreement with Link Top Corporation Limited (“Link Top”), incorporated in Hongkong under the laws of Hongkong in March 2010, pursuant to which Link Top acquired all of outstanding shares of the Company for RMB3,000,000 ($450,214). As a result, the Company became a wholly foreign owned enterprise under the Chinese Company Law.

On November 26, 2010, Link Top entered into an agreement with Fantaly Travel Holdings Group, Ltd. (“Fantaly”), a British Virgin Islands corporation, pursuant to which Fantaly acquired all of the outstanding stock of Link Top for HK$1.00. As a result, the Company became an indirectly owned subsidiary of Fantaly.

On February 22, 2011, Fantaly, the subsidiary of the Company, entered into a share exchange agreement (the “Exchange Agreement”) with Isdera North America, Inc. (the “Registrant”) and Cosell Investment Ltd., a shareholder. A copy of the Exchange Agreement was filed to the Registrant’s Form 8-K filed with the SEC on February 22, 2011.

The Registrant is a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (The “Exchange Act’)).

ISDERA NORTH AMERICA, INC.

INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

The pro forma consolidated balance sheet was prepared as if the share Exchange Agreement and transaction was consummated on September 30, 2010. The pro forma consolidated statements of income for the nine months ended September 30, 2010 and the year ended December 31, 2009 were prepared as if the share Exchange Agreement and transaction was consummated on January 1, 2010 and 2009, respectively. The balance sheet as of September 30, 2010 and the statement of income for the nine months ended September 30, 2010 and the year ended December 31, 2009 of Feilaifa were derived, respectively, from the unaudited and audited, September 30, 2010 and December 31, 2009 financial statements of Shenzhen Feilaifa Aviation Service Company, LTD. The information presented in the unaudited pro forma consolidated financial statements does not purport to represent what the financial position would have been had the Exchange Agreement occurred as of September 30, 2010 nor the financial results would have been had the Exchange Agreement occurred as of December 31, 2009 or 2008, nor is it indicative of future financial position. You should not rely on this information as being indicative of the historical result that would have been achieved had the companies always been combined, or the future result that the combined company will experience after the Exchange Agreement is consummated.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The unaudited pro forma consolidated Balance sheet should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of Isdera North America, Inc. and FTHG.

ISDERA NORTH AMERICA, INC.
CONSOLIDATED PROFORMA BALANCE SHEETS
AS OF SEPTEMBER 30, 2010
(Unaudited)

	Fantaly Travel Holdings Group Limited		Link Top Corporation Limited		Shenzhen Feilaifa Avaition Services Company, Ltd.	Isdera North America Inc.		Pro Forma Adjustment	Footnote	Pro Forma
ASSETS
Current Assets:
Cash and equivalents		$-		$-	$1,384,239		$-	$-		$1,384,239
Accounts receivable,net		-		-	2,542,854		-	-		2,542,854
Due from related parties		-		-	45,875		-	-		45,875
Prepaid expenses		-		-	1,013,746		-	-		1,013,746
Deferred tax asset		-		-	11,089		-	-		11,089
Deposit for loan		-		-	268,733		-	-		268,733
Other assets		-		-	72,589		-	-		72,589

Total Current Assets					5,339,125					5,339,125

Property and equipment, net		-		-	274,281		-	-		274,281
Long-term trade deposit		-		-	767,807		-	-		767,807
Long-term deferred charge		-		-	36,428		-	-		36,428

Total Assets	$		$		$6,417,641	$		$		$6,417,641

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Short-term loans		$-		$-	$1,212,284		$-	$-		$1,212,284
Loan from third parties		-		-	1,431,835		-	-		1,431,835
Accounts payable		-		-	1,105,453		155	(155)	(4)	1,105,453
Due to related parties		-		-	188,175		153,092	(153,092)	(4)	188,175
Customer deposits		-		-	132,071		-			132,071
Accrued expenses		-		-	457,830		24,612	(24,612)	(4)	457,830
Taxes payable		-		-	410,775					410,775

Total Current Liabilities					4,938,423		177,859			4,938,423

Shareholders' Equity:
Common stock	-		-	4,284		25,716	(3)	30,000
Paid in capital	50,000		362,297	-		(412,297)	(2)(5)	0
Additional paid in capital	-		-	167,632		164,665	(2)(3)(4)(5)	332,297
Statutory reserve	-		316,415	-				316,415
Subscription receivable	(50,000)		-	-		50,000	(2)	0
Retained earnings	-		623,978	(53,862)		53,862	(4)	623,978
(Deficit) accumulated during the development stage	-		-	(295,913)		295,913	(4)	0
Accumulated other comprehensive income	-		176,528					176,528

Total Shareholders' Equity	0		1,479,218	(177,859)				1,479,218

Total Liabilities and Shareholders' Equity	$	$	$6,417,641	$0	$			$6,417,641

(1)
The Exchange Agreement, entered into on February 22, 2011, is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Isdera North America, Inc. ("INAI") (the legal acquirer of FTHG) is considered the accounting acquiree and Fantaly Travel Holding Group Limited, a company organized under the laws of the British Virgin Island ("FTHG") (the legal acquiree of INAI) is considered the accounting acquirer. The consolidated Balance Sheet of the combined entity will in substance be those of FTHG, with the assets and liabilities, and revenues and expenses, of INAI being included effective from the date of consummation of the Exchange Agreement. INAI is deemed to be a continuation of the business of FTHG. The outstanding stock of INAI prior to the Exchange Agreement will be accounted for at their net book value and no goodwill will be recognized.

(2)	To consolidate the equity of FTHG, through its elimination, into the Company.

(3)	To reflect the acquisition of FTHG, through the issuance of 25,715,600 shares of the Company in accordance with the Merger Agreement.

(4)
To recapitalize the Company, through the elimination of INAI accounts payable, accrued expenses, due to related parties and deficit accumulated during their development stage into additional paid-in capital.

(5)	To consolidate the equity of Feilaifa, through its elimination, into the Company.

ISDERA NORTH AMERICA, INC.
CONSOLIDATED PROFORMA STATEMENT OF INCOME
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2010 (Unaudited)

	Fantaly Travel	Link Top	Shenzhen Feilaifa	Isdera North
	Holdings Group	Corporation	Avaition Services	America	Pro Forma
	Limited	Limited	Company, Ltd.	Inc.	Adjustment	Footnote	Pro Forma
Net revenues	$-	$-	$8,592,670	$-	$-		$8,592,670
Cost of revenues	-	-	1,445,832	-	-		1,445,832

Gross profit	-	-	7,146,838	-	-		7,146,838

Operating expenses:		-		-	-
Selling	-	-	1,245,784	-	-		1,245,784
General and administrative	-	-	386,136	15,953	-		402,089

Total operating expenses	-	-	1,631,920	15,953	-		1,647,873

Operating income (loss)	-	-	5,514,918	(15,953)	-		5,498,965

Other (Income) expense:
Interest income	-	-	2,293	-	-		2,293
Other income	-	-	1,756	-	-		1,756
Interest expense	-	-	(161,160)	-	-		(161,160)
Other expense	-	-	(101,308)	-	-		(101,308)

Total other (Income) expense	-	-	(258,419)	-	-		(258,419)

Income before income taxes	-	-	5,256,499	(15,953)	-		5,240,546

Income taxes	-	-	1,145,533	-	-		1,145,533

Net income (loss)	$-	$-	$4,110,966	$(15,953)	$-		$4,095,013

ISDERA NORTH AMERICA, INC.
CONSOLIDATED PROFORMA STATEMENT OF INCOME
FOR THE YEAR ENDING DECEMBER 31, 2009 (Unaudited)

	Fantaly Travel	Link Top	Shenzhen Feilaifa	Isdera North
	Holdings Group	Corporation	Avaition Services	America	Pro Forma
	Limited	Limited	Company, Ltd.	Inc.	Adjustment	Pro Forma
Net revenues	$-	$-	$10,026,485	$-	$-	$10,026,485
Cost of revenues	-	-	2,034,243	-	-	2,034,243

Gross profit	-	-	7,992,242	-	-	7,992,242

Operating expenses:
Selling	-	-	1,709,364	-	-	1,709,364
General and administrative	-	-	476,710	51,802	-	528,512

Total operating expenses	-	-	2,186,074	51,802	-	2,237,876

Operating income (loss)	-	-	5,806,168	(51,802)	-	5,754,366

Other (Income) expense:
Interest income	-	-	5,014	-	-	5,014
Other income	-	-	3,595	-	-	3,595
Interest expense	-	-	(84,722)	-	-	(84,722)
Other expense	-	-	(55,997)	-	-	(55,997)

Total other (Income) expense	-	-	(132,110)	-	-	(132,110)

Income before income taxes	-	-	5,674,058	(51,802)	-	5,622,256

Income taxes	-	-	1,158,062	-	-	1,158,062

Net income (loss)	$-	$-	$4,515,996	$(51,802)	$-	$4,464,194